                                                                     EXHIBIT 2.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                                          )
                                                )     Case Nos. 99-3199 (MFW)
Vencor, Inc., et al.,                           )      through 99-3327 (MFW)
                                                )
                                                )     Chapter 11
         Debtors and Debtors in Possession.     )
                                                )     Jointly Administered

                  FOURTH AMENDED JOINT PLAN OF REORGANIZATION
                    OF VENCOR, INC. AND AFFILIATED DEBTORS
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


-------------------------------------------------------------------------------
Thomas J. Moloney, Esq.                 William H. Sudell, Jr., Esq.
Lindsee P. Granfield, Esq.              (Del. Bar #463)
CLEARY, GOTTLIEB, STEEN & HAMILTON      Eric D. Schwartz, Esq. (Del. Bar #3134)
One Liberty Plaza                       MORRIS, NICHOLS, ARSHT & TUNNELL
New York, New York 10006                1201 North Market Street
                                        P.O. Box 1347
                                        Wilmington, Delaware 19899-1347
-------------------------------------------------------------------------------

                COUNSEL TO THE DEBTORS AND DEBTORS IN POSSESSION

                               TABLE OF CONTENTS

                                                                                                            Page
INTRODUCTION...............................................................................................    1

ARTICLE I      DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.................    1

               A.  Definitions.............................................................................    1

               B.  Rules of Interpretation, Computation of Time and Governing Law..........................   17

                   1.  Rules of Interpretation.............................................................   17

                   2.  Computation of Time.................................................................   18

                   3.  Governing Law.......................................................................   18

ARTICLE II     ADMINISTRATIVE AND TAX CLAIMS...............................................................   18

   2.01.       Administrative Claims.......................................................................   18

   2.02.       Bar Date for Administrative Claims..........................................................   18

   2.03.       Tax Claims..................................................................................   19

ARTICLE III    CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS...............................   19

   3.01.       Class 1 - Priority Claims...................................................................   19

   3.02.       Class 2 - Secured Claims....................................................................   19

   3.03.       Class 3A - Convenience Claims...............................................................   19

   3.04.       Class 3B - Trade Claims, Malpractice And Other Litigation Claims, Benefits Claims
                     and Unsecured Claims..................................................................   19

   3.05.       Class 4 - Senior Debt Claims................................................................   19

   3.06.       Class 5 - Ventas Claim......................................................................   19

   3.07.       Class 6 - United States Claims and PIP Claim................................................   20

   3.08.       Class 7A - Subordinated Noteholder Claims...................................................   20

   3.09.       Class 7B - Noteholder Securities Fraud Claims...............................................   20

   3.10.       Class 8 - Put Rights........................................................................   20

   3.11.       Class 9 - Intentionally Omitted.............................................................   20

   3.12.       Class 10 - Punitive Damage Claims...........................................................   20

   3.13.       Class 11A - Preferred Equity Interests......................................................   20

   3.14.       Class 11B - Preferred Equity Securities Fraud Claims........................................   20

   3.15.       Class 12A - Common Equity Interests.........................................................   20

   3.16.       Class 12B - Common Equity Securities Fraud Claims...........................................   20

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                            Page
   3.17.       Summary of Claims and Interests.............................................................   20

ARTICLE IV     TREATMENT OF CLASSES UNIMPAIRED UNDER THE PLAN..............................................   21

   4.01.       Class 1 - Priority Claims...................................................................   21

   4.02.       Class 2 - Secured Claims....................................................................   21

ARTICLE V      TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN................................................   21

   5.01.       Class 3A - Convenience Claims...............................................................   22

   5.02.       Class 3B - Trade Claims, Malpractice and Other Litigation Claims, Benefit Claims,
                    Indemnification Claims, Employee Contract Claims and Unsecured Claims That
                    are not Convenience Claims.............................................................   22

   5.03.       ClASS 4 - Senior Debt Claims................................................................   22

   5.04.       Class 5 - Ventas Claim......................................................................   22

   5.05        Class 6 - Class 6 Claims....................................................................   25

   5.06.       Class 7A - Subordinated Noteholder Claims...................................................   25

   5.07.       Class 7B - Noteholder Securities Fraud Claims...............................................   25

   5.08.       Class 8 - Put Rights........................................................................   25

   5.09.       Class 9 - Intentionally Omitted.............................................................   25

   5.10.       Class 10 - Punitive Damage Claims...........................................................   25

   5.11.       Class 11A - Preferred Equity Interests......................................................   25

   5.12.       Class 11B - Preferred Equity Securities Fraud Claims........................................   25

   5.13.       Class 12A - Common Equity Interests.........................................................   26

   5.14.       Class 12B - Common Equity Securities Fraud Claims...........................................   26

ARTICLE VI     GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND INTERESTS AND DISTRIBUTIONS
                    UNDER THE PLAN.........................................................................   26

   6.01.       Distribution Date...........................................................................   26

   6.02.       Exchange Agent..............................................................................   26

   6.03.       Distribution Record Date - Senior Debt Claims and Subordinated Noteholder Claims............   27

   6.04.       Surrender of Instruments and Receipt of Distribution - Senior Debt Claims and
                    Subordinated Noteholder Claims.........................................................   27

   6.06.       Surrender of Instruments and Receipt of Distribution - Old Preferred Stock..................   28

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                            Page
   6.07.       Surrender of Instruments and Receipt of Distribution - Old Common Stock.....................   29

   6.08.       Intentionally Omitted.......................................................................   29

   6.09.       Unclaimed Distributions.....................................................................   29

   6.10.       Tax Provisions..............................................................................   30

   6.11.       Setoffs.....................................................................................   30

   6.12        The United States Claims and the PIP Claim..................................................   30

               (a)  The Debtors' Obligations to the United States Under the Government Settlement..........   30

               (b)  The Ventas Entities' Obligations Under the Government Settlement.......................   34

               (c)  Releases Under the Government Settlement...............................................   38

               (d)  Additional Terms of Government Settlement..............................................   43

ARTICLE VII    PROVISIONS FOR TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND
                    ADMINISTRATIVE EXPENSES AND FOR DEEMED ALLOWANCE OF CLAIMS.............................   44

   7.01.       Characterization of Disputed Claims.........................................................   44

   7.02.       Resolution of Contested Claims and Interests................................................   44

   7.03.       Reserves and Distributions..................................................................   44

   7.04.       Allowed Claims..............................................................................   44

ARTICLE VIII   IMPLEMENTATION OF THE PLAN..................................................................   45

   8.01.       Substantive Consolidation of Debtors For Plan Purposes Only.................................   46

   8.02.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors..............   46

   8.03.       Amended and Restated Certificate of Incorporation...........................................   46

   8.04.       Amended and Restated By-Laws................................................................   46

   8.05.       New Securities and Collateral Documents.....................................................   46

   8.06.       Cancellation of Securities and Agreements...................................................   47

   8.07.       Management of the Reorganized Debtors.......................................................   47

   8.08.       Officers....................................................................................   47

   8.09.       Saturday, Sunday or Legal Holiday...........................................................   47

   8.10.       Other Documents and Actions.................................................................   48

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                            Page
   8.11.       Corporate Actions...........................................................................   48

   8.12.       Registration Rights.........................................................................   48

   8.13.       Listing of the New Common Stock and New Warrants............................................   48

   8.14.       Fractional Shares - Distribution of New Common Stock and New Warrants.......................   49

   8.15.       Claims of Subordination.....................................................................   49

   8.16.       Settlements Under Bankruptcy Rule 9019......................................................   50

ARTICLE IX     ACCEPTANCE OR REJECTION OF THE PLAN.........................................................   50

   9.01.       Presumed Acceptance of Plan.................................................................   50

   9.02.       Deemed Non-Acceptance of Plan...............................................................   50

   9.03.       Voting Classes..............................................................................   50

   9.04.       Acceptance by Impaired Classes..............................................................   50

   9.05.       Non-Consensual Confirmation.................................................................   50

ARTICLE X      CONDITIONS PRECEDENT........................................................................   50

   10.01.      Conditions to Confirmation..................................................................   50

   10.02.      Conditions to the Effective Date............................................................   52

   10.03.      Waiver of Conditions........................................................................   52

ARTICLE XI     EFFECT OF PLAN CONFIRMATION.................................................................   52

   11.01.      Discharge and Release.......................................................................   52

   11.02(A)    Releases of the Debtors.....................................................................   53

   11.02(B)    Release of the Ventas Entities..............................................................   54

   11.03.      Releases between the Debtors, Ventas, Holders of the Senior Debt and the
                    Subordinated Noteholders...............................................................   55

   11.04.      Term of Injunctions or Stays................................................................   56

   11.05.      Exculpation.................................................................................   56

   11.06.      Revesting...................................................................................   57

   11.07.      Retention of Causes of Action/reservation of Rights.........................................   57

   11.08.      Post Consummation Effect of Evidences of Claims or Interests................................   57

ARTICLE XII    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................   58

   12.01.      Assumption of Executory Contracts and Unexpired Leases......................................   58

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                            Page
   12.02.      Claims Based on Rejection of Executory Contracts or Unexpired Leases........................   58

   12.03.      Survival of the Debtors' Corporate Indemnities..............................................   58

ARTICLE XIII   RETENTION OF JURISDICTION...................................................................   59

   13.01.      Retention of Jurisdiction...................................................................   59

   13.02.      Failure of Court to Exercise Jurisdiction...................................................   59

ARTICLE XIV    MISCELLANEOUS PROVISIONS....................................................................   60

   14.01.      Retiree Benefits............................................................................   60

   14.02.      Modification of Plan........................................................................   60

   14.03.      Withdrawal of Plan..........................................................................   60

   14.04.      Dissolution of Creditors' Committee.........................................................   60

   14.05.      Headings....................................................................................   61

   14.06.      Successors and Assigns......................................................................   61

   14.07.      Payment of Statutory Fees...................................................................   61

   14.08.      Notices.....................................................................................   61

   14.09.      Severability of Plan Provisions.............................................................   61

   14.10.      Exhibits....................................................................................   62

   14.11.      No Admissions...............................................................................   62

   14.12.      Consent Rights..............................................................................   62

ARTICLE XV     CONFIRMATION REQUEST........................................................................   64

                    EXHIBITS TO THE PLAN OF REORGANIZATION

Exhibit Number  Exhibit

      1         Common Equity Securities Fraud Claims

      2         Noteholder Securities Fraud Claims

      3         Preferred Equity Securities Holder Fraud Claims

      4         United States Proofs of Claim

      5         Qui Tam Actions

                                      1-E

                    SCHEDULES TO THE PLAN OF REORGANIZATION

Letter    Schedule

   A      Schedule of Attorneys Fees

   B      Consent to Plan Treatment

   C      Description of Covered Conduct

   D      Illustrative Schedule of Ventas Payments

   E      Schedule of Allocation of Government Settlement

                                      1-S

                        EXHIBITS TO THE PLAN SUPPLEMENT

Exhibit Number   Exhibit

       1         List of Agreements Between the Debtors and the Ventas
                 Entities

       2         Intentionally omitted

       3         Vencor's Amended and Restated By-laws

       4         Vencor's Amended and Restated Certificate of Incorporation

       5         Tax Refund Escrow Agreement

       6         Amended Ventas Leases

       7         Corporate Integrity Agreement

       8         Executory Contracts and Unexpired Leases Not Assumed

       9         Intentionally omitted

      10         Term Sheet for New Senior Secured Credit Agreement

      11         New Warrant Agreement

      12         Registration Rights Agreement

      13 Form of Certificate of Amendment of the Certificate of Incorporation of Each Corporate Debtor

      14         Intentionally omitted

      15         Projected Financial Statements

      16         Historical Financial Information

      17         Liquidation Analysis

      18         New Stock Option Plan

      19         Restricted Share Plan

      20         Long-Term Incentive Plan

      21         Cornerstone Insurance Company Information

                                 INTRODUCTION

          Vencor, Inc., et al., debtors and debtors in possession, propose the following fourth amended joint plan of reorganization (the "Plan") for the resolution and full satisfaction and discharge of all Claims against, and Interests in, the Debtors. Reference is made to the Debtors' fourth amended disclosure statement filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, properties, results of operations and projections for future operations, and for a summary and analysis of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C.(SS) 1129. All holders of Claims against and Interests in the Debtors entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its consummation.


                                   ARTICLE I
                     DEFINITIONS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

A.   Definitions

     Certain capitalized terms used throughout the Plan are defined in this
Article I. Other capitalized terms found in the Plan shall have the meaning ascribed to such terms in the Bankruptcy Code or the Bankruptcy Rules (and shall be construed in accordance with the rules of construction thereunder).

     Administrative Claim means a Claim for payment of administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, other than a Ventas Claim or a Class 6 Claim, and including, without limitation, the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services, compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code and the reasonable expenses of the 1997 Indenture Trustee and the 1998 Indenture Trustee and the reasonable fees and expenses of their respective counsel (such fees and expenses of the 1997 Indenture Trustee and the 1998 Indenture Trustee and their respective counsel to be subject to allowance by the Court upon submission of a fee application and, upon objection by a party in interest in the Debtors' cases, after notice and a hearing).

         Allowed Administrative Claim means all or that portion of an Administrative Claim which either (i) has been allowed by a Final Order as an Administrative Claim, or (ii) was incurred by the Debtors in the ordinary course of business during their Reorganization Cases and is determined to be due, owing, valid and enforceable by the Debtors without offset, defense or counterclaim.

         Allowed Claim means that portion of any Claim, other than an Administrative Claim, (i) as to which (a) no proof of claim has been timely or deemed timely filed in accordance with the Bar Date Order and (b) the liquidated and noncontingent amount of which has been scheduled by a Debtor pursuant to the Bankruptcy Code as undisputed, or (ii) as to which a proof of claim has been timely filed in a liquidated amount in accordance with the Bar Date Order or any other order of the Court provided that (a) no objection to the allowance of such Claim or motion to expunge such Claim has been interposed before any final date for the Filing of such objections or motions as set forth in the Confirmation Order or other Court order or (b) if such objection or motion has been Filed and not withdrawn, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled), or (iii) as to which a Final Order has been entered allowing such Claim.

         Allowed Common Equity Interest means a Common Equity Interest that is of record as of the Distribution Record Date in a stock register that is maintained by or on behalf of Vencor, Inc.

         Allowed Preferred Equity Interest means a Preferred Equity Interest that is of record as of the Distribution Record Date in a stock register that is maintained by or on behalf of Vencor, Inc.

         Amended and Restated By-laws means the Amended and Restated By-laws of Reorganized Vencor which shall be substantially in the form set forth in Exhibit 3 to the Plan Supplement.

         Amended and Restated Certificate of Incorporation means the Amended and Restated Certificate of Incorporation of Reorganized Vencor which shall be substantially in the form set forth in Exhibit 4 to the Plan Supplement.

         Amended Ventas Credit Agreement means the Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of January 31, 2000, by and among Ventas Realty, Limited Partnership, a Delaware limited partnership, as borrower thereunder, each of Ventas, Inc. and Ventas LP Realty, L.L.C., a Delaware limited liability company, as guarantors, each of the Lenders therein named, Bank of America, N.A., as Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent, as may be amended from time to time.

         Amended Ventas Leases means the Five Ventas Leases, as amended into the four leases, which shall be substantially in the form of the four master leases and exhibits thereto collectively set forth in Exhibit 6 to the Plan Supplement. The Amended Ventas Leases shall contain a schedule allocating the rent under the Amended Ventas Leases among the properties governed by the agreements, which schedule shall be finalized by agreement of the Debtors and Ventas on or prior to the Effective Date, without need for further approval by the Court or any other party in interest.

         Ballots means the ballots accompanying the Disclosure Statement upon which holders of Impaired Claims or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the instructions regarding voting.

         Bank Agent means Morgan Guaranty Trust Company of New York, the Documentation Agent and Collateral Agent under the Senior Credit Agreement, in its capacity as such.

         Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

         Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure, as amended, promulgated under 28 U.S.C. (S). 2015, and the general and local rules of the Court, as applicable from time to time in the Reorganization Cases.

         Bar Date Order means the Order Establishing Bar Dates For Filing Proofs Of Claim And Approving Form And Manner Thereof, entered by the Court on December 1, 1999.

         Benefits Claim means any Claim against a Debtor arising from or with respect to any employee benefits plan, other than the Deferred Compensation Plan and the SERP, that is not an Administrative Claim or Employee Contract Claim.

         Business Day means any day except a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         Cash means cash and cash equivalents.

         Claim means a claim against a Debtor, whether asserted or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         Class means a category of holders of Claims or Interests as defined in
Article III of the Plan.

         Class 6 Claims means the United States Claims, the PIP Claim and, to the extent not included in the United States Claims and the PIP Claim, all other known or unknown, asserted or unasserted, civil and administrative monetary claims (e.g., claims seeking monetary remedies or payments), administrative monetary actions, monetary causes of action (including attorneys fees, costs, and expenses of every kind) of the United States, for itself, its agencies, departments, officers, agents, employees and assigns, fiscal intermediaries, or third parties under 31 U.S.C.(S) 3730(b) or (d), arising on or before the Effective Date (except as set forth in (iv) below), for: (i) administrative overpayments, including claims or causes of action for services rendered or products supplied to beneficiaries, under the Medicare Program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C.(S)(S) 1395-1395ggg and under the TRICARE Program (also known as the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS")), 10 U.S.C.(S)(S) 1071-1106; (ii) claims relating to any of the federal health care programs set forth in (i) above under the False Claims Act, 31 U.S.C.(S)(S) 3729-3733 (sealed and unsealed), the
Civil

Monetary Penalties Law, 42 U.S.C. (S). 1320a-7a, the Program Fraud Civil Remedies Act, 31 U.S.C.(S)(S) 3801-3812, the Medicare Act and regulations, and other federal statutes; (iii) claims for money arising out of quality of care issues relating to any of the federal health care programs set forth in (i) above; (iv) claims based on the submission of Medicare cost reports, interim payments and/or any other claims for payment or payments made with respect thereto, and/or derived from or arising from the Medicare provider agreements, and/or otherwise relating to participation in the Medicare program for periods (including partial periods) prior to the Petition Date; (v) common law claims relating to any of the federal health care programs set forth in (i) above, including, without limitation, fraud, payment by mistake of fact and unjust enrichment, failure to deliver goods and services, and warranty claims for deficient goods and services; (vi) all claims asserted by the United States or third parties under 31 U.S.C.(S)(S) 3730(b) or (d) in the pending lawsuits listed on Exhibit 5 to the Plan; and (vii) all claims asserted by the United States in the Government Proofs of Claim; provided, however, that claims arising under Title 26 of the United States Code (the Internal Revenue Code), claims seeking non-monetary remedies, criminal liability or any civil, criminal or administrative claims brought by the Securities and Exchange Commission or any other governmental or regulatory agency related to securities law violations, including but not limited to claims based on the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, the Investment Company Act, the Commodity Exchange Act and the rules and regulations under such statutes are expressly excluded from this definition.

         Common Equity Interests means the rights of holders of Old Common
Stock.

         Common Equity Securities Fraud Claims means all Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, asserted or which might have been, or might in the future be, asserted in a direct, derivative or other capacity against any Person or Entity, arising out of, relating to, or in connection with: (i) the purchase, sale or other decision or action made or taken, or declined, failed or refused to be made or taken, or otherwise foregone, concerning or relating to Common Equity Interests, (ii) the facts, transactions, events, occurrences, acts, representations, disclosures, statements, omissions, or failures to act which were alleged or could have been alleged in the pending litigation asserted against any of the Debtors, whether asserted individually or on behalf of a class of plaintiffs, which generally arise from allegations of alleged acts or omissions of the Debtors or any other Persons or Entities prior to the Petition Date with respect to or concerning the Old Common Stock, or the purchase, sale or ownership thereof, including, without limitation, the litigation set forth on
Exhibit 1 to the Plan, (iii) the purchase, ownership or sale of the common stock of any of the Debtors, (iv) indemnification claims with respect to any of the foregoing, and (v) any other claims arising out of, relating to, or in connection with Common Equity Interests that would be subject to section 510(b) of the Bankruptcy Code; provided that Indemnification Claims are excluded from this definition.

         Confirmation Date means the date on which the Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         Confirmation Order means the order of the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, the form of which shall be subject to Section 14.12 of the Plan.

         Consummation means the occurrence of the Effective Date.

         Convenience Claims means (i) all Trade Claims, Malpractice and Other Litigation Claims, Benefits Claims, Indemnification Claims, Employee Contract Claims and Unsecured Claims held by a Person or Entity where the aggregate amount of such Allowed Claims is $3,000 or less (or in the case of a transferee or assignee of Claims, all Allowed Claim where the aggregate amount of such Allowed Claims transferred by an individual Person or Entity is $3,000 or less) (it being understood for these purposes that such claims acquired by a transferee or assignee from different Persons or Entities shall not be aggregated to exceed the $3,000 threshold), or (ii) Trade Claims, Malpractice and Other Litigation Claims, Benefit Claims, Indemnification Claims, Employee Contract Claims or Unsecured Claims as to which the holder thereof elects to reduce the aggregate amount of such Allowed Claim to $3,000 or less (or in the case of a transferee or assignee of Claims, where the transferee elects to reduce the aggregate amount of such Allowed Claim transferred by an individual Person or Entity to $3,000 or less) (it being understood for these purposes that such claims acquired by a transferee or assignee from different Persons or Entities shall not be aggregated to exceed the $3,000 threshold).

         Corporate Indemnities means any obligations of the Debtors pursuant to their corporate charters and by-laws or agreements entered into any time prior to the Effective Date, to indemnify current or former directors, officers, agents and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such directors, officers, agents and/or employees, based upon any act or omission for or on behalf of, the Debtors.

         Corporate Integrity Agreement means the Corporate Integrity Agreement between the OIG-HHS and Vencor, Inc. dated July 25, 2000, which is to become binding on the Effective Date and is attached as Exhibit 7 to the Plan Supplement.

         Court means the United States Bankruptcy Court for the District of Delaware and, to the extent it may exercise jurisdiction in the Reorganization Cases, the United States District Court for the District of Delaware, or if either such Court ceases to exercise jurisdiction over the Reorganization Cases, such other court that properly exercises jurisdiction over the Reorganization Cases.

         Covered Conduct means the conduct set forth on Schedule C to the Plan.

         Creditors' Committee means the Official Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code in the Reorganization Cases.

         Debtor Parties shall mean, collectively, the Debtors and each of their Representatives.

         Debtors means the 129 debtors and debtors-in-possession set forth on the signature pages hereof.

         Deferred Compensation Plan means the Vencor, Inc. Deferred Compensation Plan, effective April 30, 1998, as the same may be amended from time to time.

         Delaware General Corporation Law means title 8 of the Delaware Code, as now in effect or hereafter amended.

         DIP Agent means Morgan Guaranty Trust Company of New York, as Arranger, Syndication Agent, Collateral Agent and Administrative Agent under the DIP Credit Agreement, in its capacity as such.

         DIP Credit Agreement means the Debtor-in-Possession Credit Agreement dated as of September 13, 1999 among Vencor, Inc., Vencor Operating and each of the other Debtors party thereto, each as debtor and debtor-in-possession, the lenders party thereto, the LC Issuing Banks party thereto, and Morgan Guaranty Trust Company of New York, as Arranger, Syndication Agent, Collateral Agent and Administrative Agent, as the same may be amended from time to time.

         Disclosure Statement means the Debtors' Fourth Amended Disclosure Statement Filed with the Court on December 29, 2000, as it may be amended, modified or supplemented (and all exhibits or schedules annexed thereto or references therein), which relates to the Plan and which has been prepared and distributed pursuant to an order of the Court approving the same, in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

         Distribution Record Date means the Confirmation Date.

         DOJ means the United States Government, U.S. Department of Justice, Civil Division.

         Effective Date means a date selected by the Debtors that is no more than ten (10) Business Days following the date on which all conditions set forth in Sections 10.01 and 10.02 of this Plan have been satisfied or, if capable of being waived, duly and expressly waived pursuant to Sections 10.03 and 14.12 of this Plan, provided, however, that such date shall be no later than May 1, 2001.

         Eligible Institution means a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States.

         Employee Contracts mean all contracts existing on the Petition Date between any employee, officer or director of the Debtors and any or all of the Debtors, as any such contract may be amended from time to time, excluding the Deferred Compensation Plan, the SERP and the Put Rights.

         Employee Contract Claims means all claims of any current or former employee, officer or director of the Debtors under Employee Contracts, except for Indemnification Claims and Benefit Claims.

         Entity means an entity as defined in section 101(15) of the Bankruptcy Code.

         Estates means the estates created for the Debtors in their Reorganization Cases pursuant to section 541 of the Bankruptcy Code, as deemed consolidated for purposes of the Plan but not for corporate purposes.

         Exchange Act means the Securities and Exchange Act of 1934, as now in effect or hereinafter amended.

         Exchange Agent means an entity to be designated by the Debtors not less than ten (10) days prior to the hearing on confirmation of the Plan, which entity shall be approved by the Court.

         Exit Facility means a credit facility which, together with the Cash of the Debtors, shall be sufficient to make all payments due on and after the Effective Date of the Plan, and to provide adequate working capital for the Debtors after the Effective Date.

         File, Filed or Filing means file, filed or filing with the clerk of the Court in the Reorganization Cases or, with respect to proofs of claim, with any agent approved by order of the Court in accordance with the Bar Date Order.

         Final Order means an order of the Court (i) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (ii) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (iii) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (a) such order of the Court shall have been affirmed by the highest court to which such order is appealed; (b) certiorari has been denied as to such order; or (c) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

         Five Ventas Leases means collectively, (i) the four Master Lease Agreements dated as of April 30, 1998, and entered into as part of the Agreement and Plan of Reorganization dated as of April 30, 1998 by and between Ventas, Inc. and Ventas Realty, Limited Partnership as lessor and Vencor, Inc. and Vencor Operating, Inc. as tenant, and (ii) the Lease Agreement dated as of August 7, 1998, by and between Ventas Realty, Limited Partnership, as lessor and Vencor Nursing Centers Limited Partnership, as tenant, concerning a facility commonly known as the Corydon, Indiana Skilled Nursing Center, all as amended prior to the Effective Date.

         Government Proofs of Claim shall mean, collectively, the proof of claim dated March 9, 2000, and filed in the Reorganization Cases by the DOJ in the amount of $1,017,337,643.00 plus civil penalties, and the proof of claim dated March 9, 2000, and filed in the Reorganization Cases by HCFA in the amount of $290,967,775, and any amendments thereto.

         Government Settlement shall mean the settlement between and among the Debtors, the Ventas Entities and the United States provided for in Section 6.12 of the Plan and binding as of the Effective Date.

         HCFA shall mean the Health Care Financing Administration, the designated component of the United States Department of Health and Human Services, Health Care Financing Administration, which administers the Medicare program.

         Impaired means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         Indemnification Claims means all Claims, if any, to the extent based upon the Corporate Indemnities.

         Interests means Common Equity Interests and Preferred Equity Interests.

         Letter of Transmittal means the documentation required to be provided to the Exchange Agent as set forth in Section 6.04 of the Plan.

         Long-Term Incentive Plan means the plan of Reorganized Vencor that provides, among other things, for cash awards to designated officers and other key employees of Reorganized Vencor based on the performance of Reorganized Vencor. The Compensation Committee of the Board of Directors of Reorganized Vencor shall designate applicable performance goals, performance periods and eligible participants. The maximum award under the plan that can be earned in each year of a performance period shall be based on each participant's annual base salary during the applicable year, ranging from 15% to 100% of such base salary. One-third of the award earned each year by a participant will be paid to such participant at the close of the following year, with an additional one-third paid at the end of each successive year; such payments shall be in cash. Awards under the plan shall vest upon any change in control (as defined in the plan). The Long-Term Incentive Plan is substantially in the form of Exhibit 20 to the Plan Supplement.

         Malpractice and Other Litigation Claims means all Claims (but excluding Punitive Damage Claims) against the Debtors which are asserted under lawsuits or complaints or otherwise, existing as of the commencement of the Reorganization Cases excluding (i) the Common Equity Securities Fraud Claims; (ii) the Noteholder Securities Fraud Claims, if any; (iii) the Preferred Equity Securities Fraud Claims, if any; and (iv) the Class 6 Claims.

         Mutual Of Omaha Letters means the April 21, 1999 and the January 4, 2000 letters of Mutual Of Omaha to Vencor, Inc.

         New Collateral Documents means the Vencor Pledge and Security Agreement, the Subsidiaries Security and Guaranty Agreement and the New Leasehold Mortgages provided for under the New Senior Secured Credit Agreement.

         New Common Stock means the thirty-nine million (39,000,000) shares of common stock par value $0.25 per share of Reorganized Vencor authorized pursuant to the Amended and Restated Certificate of Incorporation. Fifteen million (15,000,000) shares of New Common Stock are to be issued and distributed to holders of Claims in Classes 4, 5, and 7A in accordance with Section 6.01 of the Plan, and 600,000 shares of New Common Stock shall be issued and distributed in accordance with the terms of the Restricted Share Plan, which shall constitute 100% of the total number of shares of such New Common Stock to be issued and outstanding as of ten (10) days after the Effective Date. The exercise of the New Stock Options and the New Warrants will result in the issuance of up to an additional 7,600,000 shares of New Common Stock.

         New Leasehold Mortgages means the mortgages with respect to leasehold interests provided for under the New Senior Secured Credit Agreement.

         New Securities means, collectively, the New Senior Secured Notes, the New Common Stock, the New Warrants and the New Stock Options.

         New Senior Secured Credit Agreement means the credit agreement under which the New Senior Secured Notes will be issued, the material terms of which are set forth in Exhibit 10 to the Plan Supplement.

         New Senior Secured Notes means the senior secured notes of Reorganized Vencor Operating in the aggregate principal amount of $300,000,000.00, that are dated as of the Effective Date and issued pursuant to the New Senior Secured Credit Agreement.

         New Stock Option Plan means the plan for issuance of the New Stock Options for up to 600,000 shares of New Common Stock to key employees of Reorganized Vencor, which provides that both non-qualified stock options and incentive stock options are available for grant, as recommended by the Chief Executive Officer of Reorganized Vencor and approved by the Executive Compensation Committee of the Board of Directors of Reorganized Vencor at the time of the grant, and further provides that no individual participant may be granted an option to purchase more than 150,000 shares of New Common Stock in any calendar year. The New Stock Option Plan is substantially in the form of
Exhibit 18 to the Plan Supplement.

         New Stock Options means the stock options to be granted pursuant to the New Stock Option Plan for an aggregate of no more than 600,000 shares of the New Common Stock, with the following terms: (i) an exercise price of $29.33 per share for options initially granted, which price may be paid in cash or by tender of shares of New Common Stock previously owned; (ii) an option term of five (5) years; (iii) a vesting period in equal annual portions over three (3) years, where one-third of the options initially granted will vest on each of the first, second and third anniversaries of the Effective Date or as otherwise determined by the Executive Compensation Committee of the Board of Directors of Reorganized Vencor and set forth in the applicable option grant agreement; and
(iv) automatic vesting upon a change of control of Reorganized Vencor (as defined in the New Stock Option Plan). In the event an employee is terminated for cause, such employee's New Stock Options shall be cancelled upon the termination of the employee. In the event an employee is terminated other than for cause, death or disability, vested options remain exercisable for ninety
(90) days after termination of employment and then expire, and options not vested expire on termination of employment. For termination of an employee due to death or disability, vested options remain exercisable for one year after termination of employment and then expire, and options not vested expire upon termination.

         New Warrant Agreement means the warrant agreement under which the New Warrants will be issued, substantially in the form of Exhibit 11 to the Plan Supplement.

         New Warrants means warrants issued by Reorganized Vencor pursuant to the New Warrant Agreement for the purchase of an aggregate of 7,000,000 shares of New Common Stock, with a five-year term, which shall consist of warrants for 2,000,000 shares priced at $30.00 per share and warrants for 5,000,000 shares priced at $33.33 per share and such other terms as provided in the New Warrant Agreement.

         1997 Indenture means the indenture dated as of July 21, 1997 between Vencor, Inc. and The Bank of New York, as Trustee (as the same may be amended from time to time) pursuant to which the 1997 Notes were issued.

         1998 Indenture means the indenture dated as of April 30, 1998 between Vencor Operating, Inc., Vencor, Inc. and HSBC Bank USA (as successor in interest to PNC Bank, National Association), as Trustee (as the same may be amended from time to time) pursuant to which the 1998 Notes were issued.

         1997 Indenture Trustee means The Bank of New York, acting as Trustee under the 1997 Indenture.

         1998 Indenture Trustee means HSBC Bank USA (as successor in interest to PNC Bank, National Association), acting as Trustee under the 1998 Indenture.

         1997 Notes means the $2,391,000 principal amount of outstanding 8 5/8% Senior Subordinated Notes due 2007 of Vencor, Inc.

         1998 Notes means the $300,000,000 principal amount of outstanding 9 7/8% Guaranteed Senior Subordinated Notes due 2005 of Vencor Operating, with Vencor, Inc. as guarantor.

         Nondebtor Affiliates means: Atria Communities, Inc.; Behavioral Healthcare Corporation; Fox Hill Village Partnership; HealthEssentials Solutions, Inc.; Hillhaven-MSC Partnership; Lectus, Inc.; Ledgewood Health Care Corporation; Starr Farm Partnership; VNA/CPS Pharmaceutical Services.

         Nondebtor Subsidiaries means: California Respiratory Care Partnership; Caribbean Behavioral Health Systems, Inc.; Cornerstone Insurance Company; Foothill Nursing Company Partnership; MedAssure, L.L.C.; Northridge Surgery Center, Ltd.; Northridge Surgery Center Development, Ltd.; Pharmaceutical Infusion Therapy Partnership; Recovery Inn of Menlo Park, L.P.; Visiting Nurse Advanced Infusion Systems - Anaheim; Visiting Nurse Advanced Infusion Systems - Colton; Visiting Nurse Advanced Infusion Systems - Newbury Park.

         Noteholder Securities Fraud Claims means all Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, asserted or which might have been, or might in the future be, asserted in a direct, derivative or other capacity against any Person or Entity arising out of, relating to, or in connection with: (i) the purchase, sale or other decision or action made or taken, or declined, failed or refused to be made or taken, or otherwise foregone, concerning or relating to the Subordinated Notes; (ii) the facts, transactions, events, occurrences, acts, representations, disclosures, statements, omissions, or failures to act which were alleged or could have been alleged in the pending litigation asserted against any of the Debtors, whether asserted individually or on behalf of a class of plaintiffs, which generally arise from allegations of alleged acts or omissions of the Debtors or any other Persons or Entities prior to the Petition Date with respect to or concerning the Subordinated Notes, or the purchase, sale or ownership thereof, including, without limitation, the litigation set forth on
Exhibit 2 to the Plan; (iii) the purchase, ownership or sale of the Subordinated Notes; (iv) indemnification claims with respect to any of the foregoing; and (v) any other claims arising out of, relating to, or in connection with the Subordinated Notes that would be subject to section 510(b) of the Bankruptcy Code; provided that Indemnification Claims are excluded from this definition.

         OIG-HHS means the Office of Inspector General of the Department of Health and Human Services.

         Old Common Stock means the common stock issued, or subject to issuance, by Vencor, Inc. and authorized and outstanding immediately prior to the Distribution Record Date, and any items convertible into the common stock of Vencor, Inc., including any rights relating to the securities of The Hillhaven Corporation, to the extent not previously converted.

         Old Debt Securities means the notes and securities evidencing the Senior Debt Claims and the Subordinated Noteholder Claims, respectively.

         Old Preferred Stock means the 17,433 shares of the 6% Series A Non-Voting Convertible Preferred Stock issued by Vencor, Inc. and outstanding immediately prior to the Distribution Record Date.

         Performance Bonuses means an aggregate of up to $3.675 million in bonuses to be paid to certain of Vencor Inc.'s key employees, subject to certain conditions, on the Effective Date.

         Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

         Petition Date means September 13, 1999.

         PIP Claim means the Claim of the United States based on periodic interim payment review overpayments of Medicare reimbursements in the total outstanding amount of approximately $67.5 million as of September 30, 2000, adjusted for payments of principal, if any, made on such Claim prior to the Effective Date, as described and containing the repayment terms set forth in the Mutual Of Omaha Letters.

         Plan means this Fourth Amended Joint Plan of Reorganization for the Debtors and all exhibits and schedules annexed hereto or referenced herein, as it may be amended, supplemented or modified by the Debtors from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules, and the terms and conditions of Sections 14.02 and 14.09 of the Plan.

         Plan Documents means the documents to be executed, delivered, assumed and/or performed in conjunction with the consummation of the Plan on the Effective Date, including but not limited to (i) a list of allowed defaults under the Amended Ventas Leases; (ii) the Amended and Restated By-Laws; (iii) the Amended and Restated Certificate of Incorporation; (iv) the Tax Refund Escrow Agreement; (v) the Amended Ventas Leases and other agreements between the Debtors and the Ventas Entities, including without limitation the agreements listed on Exhibit 1 to the Plan Supplement (unless otherwise provided under Section 5.04(v) and (vi) of the Plan); (vi) the Corporate Integrity Agreement;
(vii) the New Collateral Documents; (viii) the New Senior Secured Credit Agreement; (ix) the New Senior Secured Notes; (x) the New Warrant Agreement;
(xi) the Registration Rights Agreement; (xii) the Subsidiaries Security and Guaranty Agreement; (xiii) the Vencor Pledge And Security Agreement; (xiv) Form of Amendment of Certificate of Incorporation of Debtors; and (xv) the Exit Facility, each of which shall be subject to Section 14.12 of the Plan. Each of the Plan Documents to be entered into as of the Effective Date, other than the New Senior Secured Credit Agreement (for which a term sheet will be Filed), the New Collateral Documents, the Exit Facility and the documents listed on Exhibit 1 to the Plan Supplement, will be filed in draft form in the Plan Supplement.

         Plan Supplement means a supplemental appendix to the Plan that will contain the draft form of the Plan Documents to be entered into as of the Effective Date, other than the New Senior Secured Credit Agreement (for which a term sheet will be Filed), the New Collateral Documents and the Exit Facility.

         Post-petition Personal Injury Claims means all Administrative Claims against the Debtors arising from and after the Petition Date, which are asserted under lawsuits, complaints or otherwise, and which allege personal injury to the claimant.

         Preferred Equity Interest Loans means the loans (including principal and any accrued interest) on the books of Vencor Operating made to certain holders of Preferred Equity Interests.

         Preferred Equity Interests means the rights of holders of Old Preferred Stock, including redemption rights, and liquidation preferences.

         Preferred Equity Securities Fraud Claims means all Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, asserted or which might have been, or might in the future be, asserted in a direct, derivative or other capacity against any Person or Entity arising out of, relating to, or in connection with: (i) the purchase, sale or other decision or action made or taken, or declined, failed or refused to be made or taken, or otherwise foregone, concerning or relating to Preferred Equity Interests, (ii) the facts, transactions, events, occurrences, acts, representations, disclosures, statements, omissions, or failures to act which were alleged or could have been alleged in the pending litigation asserted against any of the Debtors, whether asserted individually or on behalf of a class of plaintiffs, which generally arise from allegations of alleged acts or omissions of the Debtors or any other Persons or Entities prior to the Petition Date with respect to or concerning the Old Preferred Stock, or the purchase, sale or ownership thereof, including, without limitation, the litigation set forth on Exhibit 3 to the Plan, (iii) the purchase, ownership or sale of the Old Preferred Stock of the Debtors, (iv) indemnification claims with respect to any of the foregoing, and (v) any other claims arising out of, relating to, or in connection with Preferred Equity Interests that would be subject to section 510(b) of the Bankruptcy Code; provided that Indemnification Claims are excluded from this definition.

         Priority Claim means a Claim for an amount entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

         Punitive Damage Claims means any Claim arising before the Petition Date, whether secured or unsecured, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture or damages is not compensation for actual pecuniary loss suffered by the holder of such Claim, other than Class 6 Claims.

         Put Rights means the Claims arising from any agreements between holders of Preferred Equity Interests and Vencor, Inc. and/or Vencor Operating granting those holders the right to put their Old Preferred Stock to Vencor, Inc. and/or Vencor Operating, which rights are being cancelled and rejected under Section 12.01 of the Plan.

         Qui Tam Actions means those cases listed on Exhibit 5 to the Plan.

         Registration Rights Agreement means the agreement, substantially in the form of Exhibit 12 to the Plan Supplement, pursuant to which certain holders of New Common Stock and New Warrants will be granted registration rights.

         Reorganization Cases means the Debtors' cases under chapter 11 of the Bankruptcy Code.

         Reorganized Debtors means the Debtors on and after the Effective Date.

         Reorganized Vencor means Vencor, Inc. on and after the Effective Date.

         Reorganized Vencor Operating means Vencor Operating on and after the Effective Date.

         Representatives means as to the referenced Person, such Person's present and former officers, directors, shareholders, trustees, partners and partnerships, members, agents, employees, representatives, financial advisors, professionals, accountants, attorneys, commercial bankers, lenders, insurers, heirs, executors, estates, administrators, successors or assigns of any of the foregoing, in each case solely in their capacity as such.

         Restricted Share Plan means the plan of Reorganized Vencor that provides, among other things, for awards of New Common Stock to key employees of Reorganized Vencor. The Compensation Committee of the Board of Directors of Reorganized Vencor shall designate eligible participants and the number of shares of New Common Stock awarded to each participant. The maximum number of shares of New Common Stock that may be granted under the Restricted Share Plan is 600,000 shares. The award shall provide restricted shares of New Common Stock, which shall be non-transferable and subject to forfeiture unless and until they have vested. Shares in each participant's award shall vest according to the following schedule: one-third will vest immediately upon grant to the participant; the remaining two-third shall vest over a period of four years, with fifteen percent vesting on the first and second anniversaries of the date of grant, twenty percent vesting on the third anniversary of the date of grant, and the remaining fifty percent vesting on the fourth anniversary of the date of grant. The Restricted Share Plan is substantially in the form of Exhibit 19 to the Plan Supplement.

         Retention Bonuses means up to an aggregate of $7.325 million in bonuses paid under the Retention Plan, as authorized pursuant to the terms of an order of the Court dated November 4, 1999 (the "Retention Order"), and consisting of the following payment schedule, subject to certain conditions: (i) a one-third payment of the bonus made at the time the Retention Order was entered; (ii) a one-third payment to be made on the Effective Date; and (iii) a one-third payment to be made three (3) months following the Effective Date.

         Retention Plan means the plans of Vencor, Inc. for the payment of up to $11 million to its key employees in the form of (i) Retention Bonuses paid pursuant to an Order of the Court; and (ii) Performance Bonuses.

         Schedules means, collectively: (i) the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtors in the Reorganization Cases, pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules and the Official Bankruptcy Forms, as amended; and (ii) the schedules of unliquidated, disputed or contingent Claims, as required by any local rule of the Court, as amended, as such requirements may be modified by any Order of the Court.

         Secured Claim means a Claim that is secured by a lien on property in which any or all of the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, provided, however, that solely for the purposes of treatment under the Plan, a Secured Claim shall not include a Senior Debt Claim, a Ventas Claim, a Class 6 Claim, a PIP Claim, a Subordinated Noteholder Claim, an Employee Contract Claim, an Indemnification Claim, a Punitive Damage Claim, a Common Equity Securities Fraud Claim, a Noteholder Securities Fraud Claim, a Preferred Equity Securities Fraud Claim, or a Put Right (to the extent, if any, such Claims are secured).

         Securities Act means the Securities Act of 1933, as now in effect or hereafter amended.

         Senior Credit Agreement means the $1,000,000,000 Credit Agreement dated as of April 29, 1998, among Vencor Operating, Inc., Vencor, Inc. (formerly known as Vencor Healthcare, Inc.), the Lenders party thereto, the Swingline Bank party thereto, the LC Issuing Banks party thereto, the Senior Managing Agents, Managing Agents and Co-Agents party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent, and Bank of America N.A. (as successor of NationsBank, N.A.), as Administrative Agent, as amended.

         Senior Debt Claims means Claims arising from or with respect to amounts due under the Senior Credit Agreement and the Swap Agreements.

         SERP means the Vencor, Inc. Supplemental Executive Retirement Plan, effective January 1, 1998, as amended previously and as may be amended from time to time.

         Subordinated Noteholder Claims means Claims arising from or with respect to amounts due under the Subordinated Notes, other than Claims for fees and expenses under section 5.07 of the 1997 Indenture or Claims for fees and expenses under section 5.07 of the 1998 Indenture.

         Subordinated Noteholders means the holders of the Subordinated Notes as of the Distribution Record Date.

         Subordinated Notes means the 1998 Notes and the 1997 Notes.

         Subsidiaries Security and Guaranty Agreement means an agreement setting forth the collateral pledge and guaranty of the Restricted Subsidiaries, as such term is defined in the New Senior Secured Credit Agreement.

         Subsidiary Ownership Interests means, as to each of the Debtors other than Vencor, Inc., the common stock and any other instruments and/or agreements evidencing an ownership interest in such Debtors, regardless of whether they may be transferred, and any option, warrant or right, contractual or otherwise, to acquire an ownership interest in such Debtors.

         Swap Agreements means (i) the interest rate swap transaction effective May 15, 1997, in the notional principal amount of $100 million, pursuant to the ISDA Master Agreement dated as of October 24, 1995, between Vencor Operating (as successor to Ventas, Inc.) and Bank of America, N.A. (as successor to NationsBank, N.A.), as the same may be amended or supplemented from time to time; (ii) the interest rate swap transaction effective May 15, 1997, in the notional principal amount of $100 million, pursuant to the ISDA Master Agreement dated as of April 29, 1997, between Vencor Operating (as successor to Old Vencor) and Deutsche Bank, AG - New York Branch, as the same may be amended or supplemented from time to time; and (iii) the amortizing interest rate swap transaction effective May 15, 1997, in the notional principal amount of $100 million, pursuant to the ISDA Master Agreement dated as of April 16, 1997, between Vencor Operating (as successor to Old Vencor) and The Toronto-Dominion Bank, acting through its New York Branch, as the same may be amended or supplemented from time to time.

         Tax Claim means a Claim for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         Tax Refund Escrow Agreement shall mean an agreement between the Reorganized Debtors and the Ventas Entities substantially in the form of Exhibit 5 to the Plan Supplement that provides for the escrow and use of certain tax refunds.

         Tax Stipulation means the Stipulation and Order by and among the Debtors and Ventas, dated May 23, 2000 and so ordered by the Court.

         Trade Claim means any unsecured Claim against the Debtors arising in the ordinary course of the Debtors' businesses, from or with respect to the sale of goods or services to the Debtors prior to the Petition Date, and including but not limited to, any Claim of an employee that is not a Priority Claim, a Benefits Claim, an Indemnification Claim or an Employee Contract Claim.

         Unimpaired means, with respect to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         United States means the United States of America and all agencies thereof including, without limitation, OIG-HHS, DOJ and HCFA.

         United States Claims means all (i) civil or administrative monetary claims (e.g., claims seeking monetary remedies or payments) or civil or administrative monetary causes of action (including attorneys fees, costs, and expenses of every kind) the United States of America, or its agencies, departments, officers, agents, employees and assigns, or third parties under 31 U.S.C.(S) 3730(b) or (d), has or may have against the Debtors or the Ventas Entities under the False Claims Act, 31 U.S.C.(S)(S) 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C.(S) 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C.(S)(S) 3801-3812; and/or common law doctrines of payment by mistake, unjust enrichment, breach of contract or fraud for the Covered Conduct; (ii) administrative overpayments, including claims or causes of action for services rendered or products supplied to beneficiaries, under the Medicare Program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C.
(S)(S) 1395-1395ggg and under the TRICARE Program (also known as the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS")), 10 U.S.C.
(S)(S) 1071-1106; (iii) civil monetary penalties imposed pursuant to 42 U.S.C.
(S) 1395i-3(h)(2)(B)(ii) and 42 U.S.C.(S) 1396r(h)(2)(A)(ii); and (iv) actions for permissive exclusion from Medicare, the Medicaid program and other federal health programs (as defined in 42 U.S.C.(S) 1320a-7b(f)) under 42 U.S.C.(S) 1320a-7(b) and 42 U.S.C.(S) 1320a-7a for the Covered Conduct. All other Claims of the United States of America are expressly excluded from this definition, including, but not limited to, the PIP Claim and those claims set forth at
Section 6.12(c)1(i) through (ix) and Section 6.12(c)2(i) through (ix) herein.

         Unsecured Claim means any Claim, including Claims based on the rejection of executory contracts or unexpired leases, which is not an Administrative Claim, Secured Claim, Priority Claim, Tax Claim, Senior Debt Claim, Subordinated Noteholder Claim, Put Rights, Trade Claim, Indemnification Claim, Benefits Claim, Punitive Damage Claim, Common Equity Securities Fraud Claim, Noteholder Securities Fraud Claim, Preferred Equity Securities Fraud Claim, Malpractice and Other Litigation Claim, Ventas Claim, PIP Claim, Class 6 Claims, Post-Petition Personal Injury Claim, or an Employee Contract Claim.

         Vencor, Inc. means Vencor, Inc., a Delaware corporation.

         Vencor Operating means Vencor Operating, Inc., a Delaware corporation.

         Vencor Pledge and Security Agreement means an agreement setting forth the collateral pledge and, with respect to Reorganized Vencor, guaranty of Reorganized Vencor and Reorganized Vencor Operating as contemplated by the New Senior Secured Credit Agreement.

         Ventas means Ventas, Inc.

         Ventas Claim means any and all Claims by any Ventas Entity against any Debtor including, but not limited to (i) the Claim by the Ventas Entities, if any, for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code including but not limited to any Claim for unpaid rent and any other Claims arising under or related to the Five Ventas Leases on or after the Petition Date and prior to the Effective Date, and any Claims arising from the Ventas Rent Stipulation; (ii) any Claim for unpaid rent and any other Claims arising under or related to the Five Ventas Leases prior to the Petition Date;
(iii) Claims arising from the Agreement and Plan of Reorganization by and between Vencor, Inc. (n/k/a Ventas, Inc.) and Vencor Healthcare, Inc. (n/k/a Vencor, Inc.) dated as of April 30, 1998 (the "Spinoff Agreement"), and all agreements, instruments, assignments or other arrangements referred to therein, contemplated thereby or otherwise related thereto, including but not limited to, the Five Ventas Leases, the other "Ancillary Agreements" as defined in the Spinoff Agreement and all indemnification claims against any Debtor; (iv) Claims arising from any other agreements, instruments, assignments or other arrangements entered into by and between any of the Ventas Entities and any Debtor on or after April 30, 1998; (v) any Claims set forth in any proofs of claim filed by any Ventas Entity against any Debtor, and (vi) any other Claims by any Ventas Entity asserted to arise by operation of law or otherwise.

         Ventas Entities means, collectively, Ventas, Ventas Realty, Limited Partnership and Ventas LP Realty, L.L.C.

         Ventas Entity means any one of the Ventas Entities.

         Ventas Parties means, collectively, the Ventas Entities and each of their Representatives.

         Ventas Rent Stipulation means the Stipulation and Order Pursuant to
Section 365 of the Bankruptcy Code Regarding Vencor, Inc., Vencor Operating, Inc. and Vencor Nursing Centers Limited Partnership's Performance of Obligations Under, and Extending the Time Within Which Vencor, Inc., Vencor Operating, Inc. and Vencor Nursing Centers Limited Partnership May Accept or Reject, Certain Agreements Between Vencor, Inc., Vencor Operating, Inc. and Vencor Nursing Centers Limited Partnership, Ventas, Inc. and Ventas Realty, Limited Partnership, dated September 13, 1999, as the same may be extended or modified from time to time pursuant to the terms thereof.

         Voting Expiration Date means 4:00 p.m. Eastern Standard Time on February 15, 2001, the date fixed by the Court after which Ballots with respect to the Plan may no longer be accepted by the Debtors without leave of Court.

B.       Rules of Interpretation, Computation of Time and Governing Law

         1. Rules of Interpretation. For purposes of the Plan (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) subject to
Section 14.12 of the Plan, any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit to the Plan, Plan Supplement or Disclosure Statement Filed or to be Filed means such document, schedule or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the terms of the Plan; (iv) if the Plan's description of the terms of a Plan Document, schedule or exhibit to the Plan, Plan Supplement or Disclosure Statement is inconsistent with the terms of such Plan Document or exhibit, the terms of the Plan Document, schedule or exhibit shall control; (v) to the extent that the Plan's description of a Person or Entity's obligations under a Plan Document are inconsistent with the terms of the Plan Document, the Plan Document shall control; (vi) unless otherwise specified, all references in the Plan to articles, sections, clauses, schedules and exhibits are references to articles, sections, clauses, schedules and exhibits of or to the Plan unless otherwise specified; (vii) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan unless otherwise specified; (viii) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (ix) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with any other provision in this Section I.B.1. Payments and acts required to be made or performed pursuant to the Plan Documents shall be made or performed in accordance with the terms of the applicable Plan Document.

         2. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; provided however that any period of time prescribed or allowed by a Plan Document shall be computed in accordance with the terms of the applicable Plan Document.

         3. Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and except as otherwise provided in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, including the Plan Documents, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof; provided, however, that the rights and obligations arising under provisions of the Plan that relate to the United States Claims and Class 6 Claims, including but not limited to, the Corporate Integrity Agreement, shall be governed by and construed and enforced in accordance with federal law.

                                  ARTICLE II
                         ADMINISTRATIVE AND TAX CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims, as described below, have not been classified.

         2.01. Administrative Claims. Unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim, shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of
(i) the Effective Date, or (ii) thirty (30) days after the date on which such Claim becomes an Allowed Administrative Claim; provided, however, that the Administrative Claims that represent liabilities incurred by the Debtors in the ordinary course of business during the Reorganization Cases shall be paid on the date on which the liability becomes due and payable in the ordinary course of business and in accordance with the terms and conditions of any agreements relating thereto.

         2.02.      Bar Date for Administrative Claims.

                    (a) Pre-Effective Date Claims and Expenses. All applications for final compensation of professional persons for services rendered and reimbursement of expenses incurred on or before the Effective Date and all other claims for payment of administrative costs and expenses incurred on or before the Effective Date under section 507(a)(1) or 507(b) of the Bankruptcy Code (except only for Post-petition Personal Injury Claims, or other claims incurred in the ordinary course of business and claims under 28 U.S.C.
(S) 1930) shall be Filed no later than forty-five (45) days after the Effective Date.

                    (b) Effect of Failure to Timely File Claim or Requests for Payment. Any request for payment of an Administrative Claim of the type specified in Section 2.02(a), which is not Filed by the applicable deadline set forth in Section 2.02(a) above shall be barred. Under no circumstance will the applicable deadlines set forth above be extended by order of the Court or otherwise. Any holders of Administrative Claims who are required to File a Claim or request for payment of such Claims or expenses and who do not File such Claims or requests by the applicable bar date shall be forever barred from asserting such Claims or expenses against the Debtors, the Reorganized Debtors, or any property of the Debtors or the Reorganized Debtors, and from receiving any distributions under the Plan.

          2.03. Tax Claims. Unless otherwise agreed to by the parties, each holder of an Allowed Tax Claim will receive Cash equal to the unpaid portion of such Allowed Tax Claim on or as soon as practical after the later of: (i) thirty
(30) days after the Effective Date, or (ii) thirty (30) days after the date on which such Tax Claim becomes an Allowed Tax Claim; provided, however, that at the option of the Reorganized Debtors, a Reorganized Debtor may pay Allowed Tax Claims over a period not exceeding six (6) years after the date of assessment of the Tax Claims as provided in subsection 1129(a)(9)(C) of the Bankruptcy Code. If a Reorganized Debtor elects this option as to any Allowed Tax Claim, then the payment of such Allowed Tax Claim shall be made in equal semiannual installments with the first installment due on the latest of: (i) thirty (30) days after the Effective Date, (ii) thirty (30) days after the date on which such Tax Claim becomes an Allowed Claim, or (iii) such other time as may be agreed to by the holder of such Tax Claim and the Reorganized Debtor. Each installment shall include simple interest on the unpaid portion of such Allowed Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtors shall reserve the right to pay any Allowed Tax Claim, or any remaining balance of such Allowed Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.

                                  ARTICLE III
         CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS

          The classification of the Claims and Interests listed below shall be for all purposes, including voting, confirmation and distribution pursuant to the Plan. A Claim or Interest is in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any class and does not receive any payments, distributions or rights under this Plan.

          3.01. Class 1 - Priority Claims. Class 1 consists of all Priority Claims.

          3.02.    Class 2 - Secured Claims. Class 2 consists of all Secured
Claims.

          3.03. Class 3A - Convenience Claims. Class 3A consists of all Convenience Claims.

          3.04. Class 3B - Trade Claims, Malpractice And Other Litigation Claims, Benefits Claims, Indemnification Claims, Employee Contract Claims and Unsecured Claims. Class 3 consists of all Trade Claims, Malpractice and Other Litigation Claims, Benefits Claims, Indemnification Claims, Employee Contract Claims and Unsecured Claims that are not Convenience Claims.

          3.05. Class 4 - Senior Debt Claims. Class 4 consists of all Senior Debt Claims.

          3.06.    Class 5 - Ventas Claim. Class 5 consists of the Ventas Claim.

          3.07.    Class 6 - Class 6 Claims. Class 6 consists of all Class 6
Claims.

          3.08. Class 7A - Subordinated Noteholder Claims. Class 7A consists of all Subordinated Noteholder Claims.

          3.09. Class 7B - Noteholder Securities Fraud Claims. Class 7B consists of all Noteholder Securities Fraud Claims.

          3.10.    Class 8 - Put Rights.  Class 8 consists of all Put Rights.

          3.11.    Class 9 - Intentionally Omitted.

          3.12. Class 10 - Punitive Damage Claims. Class 10 consists of all Punitive Damage Claims.

          3.13. Class 11A - Preferred Equity Interests. Class 11A consists of all Preferred Equity Interests.

          3.14. Class 11B - Preferred Equity Securities Fraud Claims. Class 11B consists of all Preferred Equity Securities Fraud Claims.

          3.15. Class 12A - Common Equity Interests. Class 12A consists of all Common Equity Interests.

          3.16. Class 12B - Common Equity Securities Fraud Claims. Class 12B consists of all Common Equity Securities Fraud Claims.

          3.17.    Summary of Claims and Interests.

               CLASS              DESCRIPTION                         STATUS
               -----              -----------                         ------
               Class 1            Priority Claims                     Unimpaired; deemed to have accepted the Plan

               Class 2            Secured Claims                      Unimpaired; deemed to have accepted the Plan

               Class 3A           Convenience Claims                  Impaired; entitled to vote

               Class 3B           Trade Claims, Malpractice           Impaired; entitled to vote
                                  and Other Ligation Claims,
                                  Benefits Claims, Indemnification
                                  Claims, Employee Contract Claims
                                  and Unsecured Claims that are not
                                  Convenience Claims

               Class 4            Senior Debt Claims                  Impaired; entitled to vote

               Class 5            Ventas Claim                        Impaired; entitled to vote

               Class 6            Class 6 Claims                      Impaired; entitled to vote

               Class 7A           Subordinated Noteholder Claims      Impaired; entitled to vote

               Class 7B           Noteholder Securities Fraud Claims  Impaired; deemed to have rejected the
                                                                      Plan

               Class 8            Put Rights                          Impaired; entitled to vote

               Class 9            Intentionally Omitted

               Class 10           Punitive Damage Claims              Impaired; deemed to have rejected the
                                                                      Plan

               Class 11A          Preferred Equity Interests          Impaired; deemed to have rejected the
                                                                      Plan

               Class 11B          Preferred Equity Securities Fraud   Impaired; deemed to have rejected the
                                  Claims                              Plan

               Class 12A          Common Equity Interests             Impaired; deemed to have rejected the
                                                                      Plan

               Class 12B          Common Equity Securities Fraud      Impaired; deemed to have rejected the
                                  Claims                              Plan

                                  ARTICLE IV
                TREATMENT OF CLASSES UNIMPAIRED UNDER THE PLAN

          4.01. Class 1 - Priority Claims. Allowed Class 1 Claims are Unimpaired. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Claim entitles the holder or, at the sole option of the Debtor, shall be paid the allowed amount of such Claim in full in Cash on the later of (i) the Effective Date, or (ii) thirty (30) days after the date such Claim becomes an Allowed Claim.

          4.02. Class 2 - Secured Claims. Allowed Class 2 Claims are Unimpaired. Each holder of an Allowed Claim in Class 2 shall retain, unaltered, the legal, equitable and contractual rights, including, without limitation, any valid and perfected liens that secure such Allowed Claims, to which such Allowed Claim entitles the holder. Any Allowed Claim based on any deficiency claim by a holder of an Allowed Class 2 Claim shall become, and shall be treated for all purposes under this Plan as an Allowed Unsecured Claim and shall be classified as a Class 3A or 3B Claim.

                                   ARTICLE V
                 TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN

          5.01. Class 3A - Convenience Claims. Allowed Claims in Class 3A are Impaired. Each holder of an Allowed Class 3A Claim shall be entitled to payment in Cash of the full amount of its Allowed Class 3A Claim, including any applicable interest through the Petition Date, in complete settlement, satisfaction and discharge of its Class 3A Claim.

     5.02. Class 3B - Trade Claims, Malpractice and Other Litigation Claims, Benefit Claims, Indemnification Claims, Employee Contract Claims and Unsecured Claims that are not Convenience Claims. Allowed Claims in Class 3B are Impaired. Each holder of an Allowed Class 3B Claim shall receive, in complete settlement, satisfaction and discharge of its Class 3B Claim, Cash payments equal to the full amount of its Allowed Class 3B Claim, paid over three years in the form of equal quarterly payments, starting on the last day of the first full fiscal quarter after the Effective Date, together with simple interest accruing at 6% per annum from the Effective Date. In order to permit Claims Allowed after the Effective Date to a "catch-up" with the distributions made to other Allowed Class 3B Claims, if a claim does not become an Allowed Class 3B Claim until after the Effective Date, it shall receive as its initial distribution an amount equal to what it would have received if it had been an Allowed Claim as of the Effective Date. With respect to Allowed Class 3B Claims for and to the extent which insurance is available, such Allowed Class 3B Claims shall be paid in the ordinary course of the Reorganized Debtors' business to the extent of such insurance, when any such Claims become Allowed Claims and such insurance proceeds become available; provided however, that to the extent insurance is not available or is insufficient, the payment schedule provided for in this section shall govern.

     5.03. Class 4 - Senior Debt Claims. Class 4 Claims are deemed to be Allowed Claims, as set forth and only to the extent provided in Section 7.04(a) of the Plan, and are Impaired. Each holder of an Allowed Class 4 Claim shall receive in complete settlement, satisfaction and discharge of its Class 4 Claim and related security interest: (i) its pro rata share of the New Senior Secured Notes; and (ii) its pro rata share of 9,826,092 shares of New Common Stock (65.507% of the shares of New Common Stock, subject to dilution from stock issuances occurring after the Effective Date including without limitation the New Warrants, New Stock Option Plan and Restricted Share Plan).

     5.04. Class 5 - Ventas Claim. The Ventas Claim is Impaired. Notwithstanding any other provision of the Plan, each Ventas Claim shall be classified and treated as a Class 5 Claim regardless of whether such Claim otherwise would fit within the description of another Class. Further, notwithstanding any limitations set forth in Section 12.01 of the Plan, the holder of the Ventas Claim shall receive, in complete settlement, satisfaction and discharge of its Class 5 Claims, the following treatment:

             (i) the Class 5 Claims shall be deemed Allowed Claims to the extent of the treatment of such Claims under the Plan without the need for filing any further proofs of claim or request for payment of an administrative expense and without the need for further order of the Court;

             (ii) 1,498,500 shares of New Common Stock (9.99% of the shares of the New Common Stock) (or such lesser number of shares of New Common Stock that equals 9.99% of the shares of New Common Stock to be distributed on the Effective Date after application of Section 8.14 (the "Ventas REIT Limitation"), subject to dilution from stock issuances occurring after the Effective Date including without limitation the New Warrants, New Stock Option Plan and Restricted Share Plan) shall be issued to Ventas Realty, Limited Partnership or directly to its designee(s) pursuant to Section 6.01 of the Plan, which New Common Stock is being received as additional rent in consideration of the agreement of the applicable Ventas Entities to enter into the Amended Ventas Leases and thereby agree to charge Base Rent as provided in the Amended Ventas Leases (as defined in the Amended Ventas Leases); the Debtors shall have complete discretion to distribute any shares of New Common Stock that would have been received by Ventas Realty, Limited Partnership or its designee(s) but for the Ventas REIT Limitation;

          (iii) the Five Ventas Leases shall be assumed in their entirety, and the applicable Ventas Entities and the Debtors and Reorganized Debtors shall simultaneously amend and restate the Five Ventas Leases in their entirety in accordance with the terms of the Amended Ventas Leases as of the Effective Date by executing the Amended Ventas Leases, and by virtue of the Confirmation Order (conditioned upon the occurrence of the Effective Date) pursuant to sections 365 and 1123 of the Bankruptcy Code without the need for further cure payments or adequate assurances of future performance being required for purposes of satisfying section 365 of the Bankruptcy Code other than as provided for in the Amended Ventas Leases;

          (iv) defaults existing as of the Effective Date under the Amended Ventas Leases, if any, shall be governed by and treated in accordance with the terms of the Amended Ventas Leases, including but not limited to the obligation of the Debtors and Reorganized Debtors to cure such defaults;

          (v) the Development Agreement dated as of April 30, 1998 between Vencor, Inc. and Ventas, Inc. and the Participation Agreement dated as of April 30, 1998 between Vencor, Inc. and Ventas, Inc. shall be terminated on the Effective Date and the Debtors and Reorganized Debtors on the one hand, and the Ventas Entities on the other hand, shall be deemed to have waived any and all damages, claims, liabilities, obligations and causes of action against the other related to or arising from such agreements provided that the parties shall not be released from their obligations under the Sale and Purchase Agreement dated August 1, 1998, between Ventas Realty, Limited Partnership, Vencor Nursing Centers Limited Partnership, Vencor Operating, Inc. and Vencor, Inc. and the documents related thereto;

          (vi) the Tax Stipulation, the Ventas Rent Stipulation and the Tolling Agreement (as defined in the Ventas Rent Stipulation), as well as the Standstill Agreement referenced therein, shall be terminated on the Effective Date and be of no further force and effect;

          (vii) except as expressly set forth in this Section 5.04, each and every written agreement by and among one or more of the Debtors and one or more of the Ventas Entities and/or guaranty from one or more of the Debtors for the benefit of one or more of the Ventas Entities shall be deemed assumed by the Debtors and Reorganized Debtors by virtue of the Confirmation Order pursuant to sections 365 and 1123 of the Bankruptcy Code (conditioned upon the occurrence of the Effective Date). A schedule of all written agreements known to exist between the Debtors and the Ventas Entities to the best of their respective knowledge is set forth on Exhibit 1 to the Plan Supplement. An inadvertent failure to list an agreement in Exhibit 1 to the Plan Supplement shall not affect the assumption of such agreement by the Debtors and Reorganized Debtors or the performance thereunder (including but not limited to the cure of defaults according to the terms of any such agreement) by either the Debtors, Reorganized Debtors or the Ventas Entities;

          (viii) the Ventas Entities shall waive the Agreement Rent Claim (as defined under the Ventas Rent Stipulation) without further compensation from the Debtors and Reorganized Debtors except for the treatment of Class 5 under the Plan;

          (ix) Ventas and the Reorganized Debtors shall enter into the Tax Refund Escrow Agreement and the Registration Rights Agreement as of the Effective Date;

          (x) the right of a Ventas Entity to any equitable remedy, indemnification, reimbursement, contribution or similar relief pursuant to the terms of any agreement assumed by the Reorganized Debtors shall not be adversely affected by this Plan (except as otherwise provided in this Section 5.04), including, without limitation, any provision discharging, disallowing or releasing the liability of a Debtor or Reorganized Debtor to a third party with respect to the claims giving rise to such right to indemnification, contribution, reimbursement or similar relief; provided, however, that notwithstanding anything to the contrary herein, the Ventas Entities shall not be entitled to indemnification, reimbursement, contribution or similar relief from the Debtors or the Reorganized Debtors for the payments to be made by the Ventas Entities to the United States under Section 6.12(b)12 of the Plan, for the costs incurred by the Ventas Entities in connection with the negotiation of the Government Settlement, or for the professional fees and expenses incurred by the Ventas Entities related to the Debtors' Reorganization Cases; and provided further, however, that the reasonable legal fees, costs and expenses for the joint defense of the Debtors and the Ventas Entities relating to the matters covered by the Government Settlement are to be paid by the Debtors as set forth in Section 6.12(d) of the Plan; and

          (xi) the Reorganized Debtors shall not renew or extend any lease with a third party as to which a Ventas Entity may have liability thereunder because it, an affiliate or a predecessor was the tenant prior to the assignment of the lease to the Debtors unless the Reorganized Debtors first obtain a release of the Ventas Entities from such liability.

     5.05. Class 6 - Class 6 Claims. The Class 6 Claims (excluding the PIP Claim) are Impaired. The sole treatment provided on account of the Class 6 Claims is the consideration set forth in section 6.12 of the Plan. Notwithstanding any exclusion of claims from the releases under section 6.12, except for the treatment provided for therein (i.e., the satisfaction of the United States Claims and the PIP Claim in the amounts set forth in section 7.04(d) and (e)), all Class 6 Claims shall be discharged as set forth in Article 11 of the Plan without any additional payment by the Debtors; provided, however, that notwithstanding Article 11 or any other provision of this Plan, Vencor facilities as of the Effective Date of this Plan shall retain their quality of care history, as reflected by findings on HCFA forms 2567 (or successor forms).

     5.06. Class 7A - Subordinated Noteholder Claims. Allowed Claims in Class 7A are Impaired. Each holder of an Allowed Claim in Class 7A shall receive, in complete settlement, satisfaction and discharge of its Class 7A Claims, its pro rata share of (i) 3,675,408 shares of the New Common Stock (24.503% of the shares of New Common Stock, subject to dilution from stock issuances occurring after the Effective Date including without limitation the New Warrants, New Stock Option Plan and Restricted Share Plan), and (ii) New Warrants to purchase in the aggregate 7,000,000 shares of New Common Stock.

     5.07. Class 7B - Noteholder Securities Fraud Claims. Allowed Claims in Class 7B are Impaired. Each holder of an Allowed Claim in Class 7B shall receive no distribution under the Plan in respect of its Class 7B Claim and shall be enjoined from pursuing any Noteholder Securities Fraud Claim against the Debtors or Reorganized Debtors.

     5.08. Class 8 - Put Rights. Allowed Claims in Class 8 are Impaired. Each holder of an Allowed Put Right who accepts the Plan shall receive, in complete settlement, satisfaction and discharge of its Put Right, the following: (i) the Put Rights will be cancelled and rejected under Section 12.01 of the Plan and
(ii) any monetary damages due to the rejection of the Put Rights will be cancelled in exchange for the cancellation of the Preferred Equity Interest Loans. If a holder of a Put Right rejects the Plan, the Debtors reserve the right to reject the agreement providing a Put Right and seek the subordination of and/or to object to the allowance of the Claim of any such holder of any Put Right and to pursue recovery of any Preferred Equity Interest Loan from such holder.

     5.09.   Class 9 - Intentionally Omitted.

     5.10. Class 10 - Punitive Damage Claims. Allowed Punitive Damage Claims in Class 10 are Impaired. Each holder of an Allowed Punitive Damage Claim shall receive no distribution under the Plan, in complete settlement, satisfaction and discharge of its Class 10 Claims.

     5.11. Class 11A - Preferred Equity Interests. Interests in Class 11A are Impaired. Each holder of an Allowed Preferred Equity Interest in Class 11A shall receive no distribution under the Plan in respect of its Class 11A Interest, and the Old Preferred Stock shall be cancelled.

     5.12. Class 11B - Preferred Equity Securities Fraud Claims. Class 11B Claims are Impaired. Each holder of an Allowed Preferred Equity Securities Fraud Claim shall receive no distribution under the Plan in respect of its Class 11B Claim and shall be enjoined from pursuing any Preferred Equity Securities Fraud Claim against the Debtors or Reorganized Debtors.

     5.13. Class 12A - Common Equity Interests. Interests in Class 12A are Impaired. Each holder of an Allowed Common Equity Interest shall receive no distribution under the Plan in respect of its Class 12A Interest, and the Old Common Stock shall be cancelled.

     5.14. Class 12B - Common Equity Securities Fraud Claims. Claims in Class 12B are Impaired. Each holder of an Allowed Common Equity Securities Fraud Claim shall receive no distribution under the Plan in respect of its Class 12B Claim and shall be enjoined from pursuing any Common Equity Securities Fraud Claim against the Debtors or Reorganized Debtors.

                                  ARTICLE VI
             GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND
                  INTERESTS AND DISTRIBUTIONS UNDER THE PLAN

     6.01. Distribution Date. Except as otherwise provided in the Plan, property to be distributed under the Plan to an Impaired Class (i) shall be distributed on or as soon as practicable after the Effective Date, but no more than ten (10) days after the Effective Date with respect to property other than Cash, and thirty (30) days after the Effective Date with respect to Cash, to each holder of an Allowed Claim or Allowed Interest of that Class that is an Allowed Claim or Allowed Interest as of the Effective Date, and (ii) shall be distributed to each holder of an Allowed Claim or Allowed Interest of that Class that is allowed after the Effective Date, to the extent allowed, as soon as practicable, but no more than thirty (30) days after the order of the Court allowing the Claim or Interest becomes a Final Order. On the Effective Date, the Reorganized Debtors shall deliver all of the New Common Stock and New Warrants to be distributed to the holders of Allowed Class 4, 5 and 7A Claims to the Exchange Agent on behalf of such holders, pending distribution in accordance with this Article VI, or directly to the holders of such Claims. Property to be distributed under the Plan to a Class that is not Impaired shall be distributed on the latest of (a) to each holder of an Allowed Claim of that Class that is an Allowed Claim as of the Effective Date, on or as soon as practicable, but not more than ten (10) days after the Effective Date with respect to property other than Cash, and thirty (30) days after the Effective Date with respect to Cash;
(b) to each holder of an Allowed Claim of that Class that is allowed after the Effective Date, to the extent allowed, as soon as practicable, but no more than thirty (30) days after the order of the Court allowing the Claim becomes a Final Order; (c) the date on which the distribution to the holder of the Claim would have been due and payable in the ordinary course of business and under the terms of the Claim in the absence of the Reorganization Cases; or (d) as otherwise agreed upon between the holder of the Claim and the Reorganized Debtors.

     6.02. Exchange Agent. The Debtors may designate an entity or entities to serve as Exchange Agent or may itself serve as Exchange Agent to distribute and deliver all the property to be distributed under the Plan, including without limitation Cash, the New Common Stock, the New Senior Secured Notes and the New Warrants.

     6.03. Distribution Record Date - Holders of Claims and Interests. As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims and Interests as maintained by the Debtors, or their respective agents, shall be closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Debtors shall be entitled instead to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

     6.04. Surrender of Instruments and Receipt of Distribution - Senior Debt Claims and Subordinated Noteholder Claims.

     Senior Debt Claims. As a condition to participation under the Plan, each holder of a Senior Debt Claim is required to provide evidence of the Old Debt Securities by completing and returning a Letter of Transmittal to the Exchange Agent, together with debt instruments (to the extent such exist) representing their Old Debt Securities (the "Tendered Debt Certificates") promptly after the Confirmation Date. The Exchange Agent will deliver, in accordance with Section
6.01 of the Plan, to each holder of a Senior Debt Claim who has properly completed and returned a Letter of Transmittal and Tendered Debt Certificates, the New Senior Secured Notes and New Common Stock to be issued to such holder in accordance with the Plan. Pending satisfaction of these conditions, the Exchange Agent will hold such New Common Stock on behalf of the respective holders. HOLDERS OF SENIOR DEBT CLAIMS WHO HAVE NOT PROPERLY COMPLETED AND RETURNED TO THE EXCHANGE AGENT LETTERS OF TRANSMITTAL, TOGETHER WITH THE TENDERED DEBT CERTIFICATES, WITHIN ONE YEAR OF THE EFFECTIVE DATE WILL NOT RECEIVE THE NEW SENIOR SECURED NOTES AND NEW COMMON STOCK TO WHICH THEY ARE OTHERWISE ENTITLED PURSUANT TO THE PLAN NOR WILL THEY BE ENTITLED TO ANY OTHER DISTRIBUTION UNDER THE PLAN. The Debtors selected one year as opposed to the five-year period permitted (but not required) under section 1143 of the Bankruptcy Code because the Debtors believe that the cost and expense of establishing an escrow fund for delinquent tenders outweighs the risk that substantial holders of Old Debt Securities will fail to surrender their debt instruments within one year.

     Subordinated Noteholder Claims. Promptly after the Effective Date and in accordance with Section 6.01 of the Plan, the Exchange Agent will instruct The Depository Trust Company ("DTC") to cancel the existing positions with respect to the Subordinated Notes (including the global certificate held in the name of DTC's nominee Cede & Co.) of each financial institution that is a participant in DTC's book-entry transfer facility system. Simultaneously therewith, DTC will execute a book-entry credit for the benefit of each such financial institution with the number of New Common Stock and New Warrants to be issued to such holder in accordance with the Plan (a "book-entry exchange"). In connection with the foregoing, the Exchange Agent will deliver (i) to DTC a global certificate, to be registered in the name of Cede & Co., representing all shares of New Common Stock to be issued in connection with the Subordinated Noteholder Claims hereunder and (ii) to the Warrant Agent a global certificate representing all New Warrants to be issued in connection with the Subordinated Noteholder Claims hereunder.

         A beneficial owner of Old Debt Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner has questions regarding the foregoing procedure.

         Letters of Transmittal. Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution, unless the Old Debt Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If Old Debt Securities are registered in the name of a person other than the person signing the Letter of Transmittal, in order to be validly tendered, the Old Debt Securities must be endorsed or accompanied by properly completed power of authority, with signature guaranteed by an Eligible Institution.

         Holders of Old Debt Securities who are not holders of record should:

               (i) obtain a properly completed Letter of Transmittal (or facsimile thereof) from the record holder, and include with the Letter of Transmittal a properly completed and duly executed instrument of assignment or endorsement, with signature guaranteed by an Eligible Institution, with respect to such Old Debt Securities from the record holder, or

               (ii) effect a record transfer of their Old Debt Securities prior to delivery of the Letter of Transmittal.

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Debtors, any holder of a Claim evidenced by Old Debt Securities represented by debt instruments that have been lost, stolen, mutilated or destroyed may, in lieu of surrendering such debt instruments, deliver to the Exchange Agent: (i) evidence satisfactory to the Exchange Agent of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Exchange Agent to hold the Exchange Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of the old Debt Securities. Upon compliance with this paragraph by a holder of a Claim evidenced by the Old Debt Securities, such holder shall, for all purposes under the Plan, be deemed to have surrendered the old Debt Securities, as applicable.

         All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal, Tendered Debt Certificates and book-entry exchange procedures will be resolved by the Debtors, whose determination will be final and binding, subject only to review by the Court upon application with due notice to any affected parties in interest. The Debtors reserve the right to reject any and all Letters of Transmittal and Tendered Debt Certificates not in materially proper form, or Letters of Transmittal and Tendered Debt Certificates, the Debtors' acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful

         6.05. Intentionally Omitted.

         6.06. Surrender of Instruments - Old Preferred Stock. The Debtors are in possession of the Old Preferred Stock. Promptly following the Effective Date, each share of Old

Preferred Stock, without any action required on the part of the record holder thereof, shall cease to be outstanding, and shall be cancelled and retired.

     6.07. Surrender of Instruments - Old Common Stock. Without any further action by the Debtors or the holders of the Old Common Stock, all shares of the Old Common Stock will be cancelled and retired on the Effective Date.

     6.08. Intentionally Omitted.

     6.09. Unclaimed Distributions.

     (a)   Cash Distributions.

     An Unclaimed Cash Distribution shall be any distribution made to the holder of an Allowed Claim pursuant to the Plan including, in the case of check or other instrument, the proceeds thereof, that (i) is returned to the Reorganized Debtors as undeliverable or because delivery thereof is not accepted, or (ii) in the case of a distribution made in the form of a check or other instrument, is not negotiated.

     Any Unclaimed Cash Distribution shall, until such time, if ever, as such Unclaimed Cash Distribution becomes deliverable, be retained by the Reorganized Debtors which may commingle such funds with their other funds; provided, however, that any holder of an Allowed Claim that does not claim an Unclaimed Cash Distribution within the later of three (3) years after the entry of the Confirmation Order or one (1) year after such check or other instrument was issued by the Reorganized Debtors shall not participate in any further distributions under the Plan, and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their property. Any Cash held for distribution on account of such holder's Claim and any accumulated income thereon shall be property of the Reorganized Debtors, free and clear of any restrictions thereon. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim other than by reviewing their books and records (including any proofs of claim filed against the Debtors).

     Within thirty (30) days after the end of each fiscal quarter of the Reorganized Debtors, the Reorganized Debtors shall distribute all such previously Unclaimed Cash Distributions that became deliverable during the preceding fiscal quarter.

     (b)   Distributions Other Than Cash.

     If any holder of a Claim or Interest entitled to a distribution directly from the Exchange Agent under the Plan cannot be located on the Effective Date, such distributions shall be set aside and maintained by the Exchange Agent on behalf of such holder. If such person is located within one (1) year of the Effective Date, such distributions shall be distributed to such person. If such person cannot be located within one (1) year of the Effective Date, any such distributions shall become the property of and shall be released to the Reorganized Debtors; provided, however, that nothing contained in this Plan shall require the Reorganized Debtors to attempt to locate such person and provided further that with respect to the New Senior Secured Notes, the New Common Stock and New Warrants, the distributions shall be reallocated and distributed pro rata among the remaining holders of Claims in the same Class.

     (c)  Notice of Unclaimed Distributions.

     Prior to the first, second and third anniversaries of the Effective Date, the Debtors or Reorganized Debtors shall File a list of unclaimed distributions with the Court.

     6.10. Tax Provisions. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or other exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall not be taxed under any law imposing a stamp tax, transfer tax, or similar tax or fee.

     6.11. Setoffs. Except with respect to Senior Debt Claims, the Subordinated Noteholder Claims, the PIP Claim, the United States Claims, the Ventas Claim, and Indemnification Claims, the Debtors may, but shall not be required to, setoff against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against such claimant.

     6.12. The United States Claims and the PIP Claim. The United States has filed the Government Proofs of Claims against the Debtors and has initiated investigations relating to pending Qui Tam Actions as well as other issues involving the Debtors and the Ventas Parties. The United States contends that as a result of the Covered Conduct, the United States has been damaged in the amount of over $1,017,337,643, which represents $1,016,987,643 in treble damages and $350,000 in damages not subject to trebling. The Debtors and the Ventas Parties deny the contentions of the United States, including but not limited to the conduct described in the Qui Tam Actions and the Government Proofs of Claim.

     The United States, through HCFA, has asserted an additional nonfraud claim against the Debtors in the estimated amount of $290,967,775. The United States contends it has made overpayments to the Debtors and the Ventas Parties based on services provided to Medicare beneficiaries under the Medicare program under Title XVIII of the Social Security Act, 42 U.S.C. ss.ss. 1395-1395ggg, for fiscal years ending January 31, 1995 through the Petition Date, plus civil monetary penalties that have accrued beginning in 1998 through the Petition Date. The Debtors and the Ventas Parties deny the contentions of the United States.

     In order to avoid the delay, uncertainty, inconvenience and expense of protracted litigation, the Debtors, the Ventas Entities and the United States have reached the Government Settlement settling the United States Claims and the PIP Claim which shall be implemented pursuant and subject to the provisions of this Plan. Accordingly, the provisions of this Section 6.12 shall be conditioned upon and effective only as of the occurrence of the Effective Date.

     (a) The Debtors' Obligations to the United States Under the Government Settlement.

           1. The Debtors shall pay the United States $25.9 million (to be allocated as follows: $20.9 million for the Covered Conduct and $5 million for nonfraud monetary Medicare program claims), payable as follows:

          (i)   a payment of $10 million in Cash on the Effective Date; and

          (ii) an additional payment in the aggregate principal amount of $15.9 million payable in six (6) monthly payments under a level payment amortization schedule, with interest at the rate of 6% per annum beginning on the Effective Date with payments beginning on the first business day after the end of the calendar quarter in which the Effective Date occurs.

          2. Payments pursuant to subsections 6.12(a)1(i) and (ii) shall be made to the United States Department of Justice via electronic transfer according to instructions given to the Debtors by J. Christopher Kohn, Director, Commercial Litigation Branch, or his successor or designated representative.

          3.    In addition to the payments set forth in Sections
6.12(a)1(i) and (ii), the United States shall receive payment of the PIP Claim in full pursuant to the terms of the Mutual of Omaha Letters, including, but not limited to, the United States' right to recoup interim payments in the event of default.

          4. The Debtors shall not be responsible in any manner for the payments owed by the Ventas Entities under this Plan and any failure of the Ventas Entities to make such payments shall not affect the Debtors' rights, duties, benefits and obligations under this Plan.

          Debtors will not reduce amounts they must pay pursuant to this Section as a result of the denial of claims for payment to Debtors, the Ventas Entities or any other entity now being withheld from payment by any Medicare carrier or intermediary, TRICARE, Federal Employee Health Benefits Program ("FEHBP"), Veterans Affairs Program ("VA") carrier or payer, or any State payer; and Debtors agree not to resubmit to any Medicare carrier or intermediary, TRICARE, FEHBP or VA carrier or payer, or any State payer any claims relating to the Covered Conduct or the period prior to the Petition Date, and agree not to appeal any such denials of claims.

          5. The Corporate Integrity Agreement shall be effective as of the Effective Date.

          6. The Debtors acknowledge and agree that all costs (as defined in the Federal Acquisition Regulations ("FAR") (S) 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ggg and 1396-1396v, and the regulations promulgated thereunder) incurred by or on behalf of the Debtors, the Ventas Entities or any other entity, their present or former officers, directors, employees, shareholders, and agents, in connection with:
(i) the matters covered by the Government Settlement, including, but not limited to, the costs of negotiating the CIA and other aspects of the Government Settlement; (ii) the United States' audit(s) and any civil and criminal investigation(s) of the matters covered by the Government Settlement; (iii) the investigation, defense, and corrective actions undertaken in response to the United States' audit(s) and any civil and criminal investigation(s) in connection with the matters covered by this Government Settlement (including attorney's fees) by Debtors, Ventas Parties or any other entity; (iv) the obligations under the Corporate Integrity Agreement incorporated in the Plan to:
(a) perform Review and Monitoring Functions as described in Section III.D. of the CIA

(except to the extent such Review Functions are performed by Vencor); and (b) prepare and submit reports to the OIG-HHS; and (v) the payments made pursuant to section 6.12 of the Plan, are unallowable costs on Government contracts and under Medicare, the Medicaid Program, the TRICARE Program, the VA and FEHBP (collectively, the "Unallowable Costs"). The Debtors shall separately determine and account for these Unallowable Costs in a nonreimbursable cost center and shall neither charge such costs, directly, or indirectly, to any contracts with the United States or any state Medicaid program, nor seek payment for such Unallowable Costs through any cost report, cost statement, information statement or payment request submitted by the Debtors that include Postpetition periods to the Medicare, Medicaid, TRICARE, VA, or FEHBP programs (collectively, the "Postpetition Cost Reports"). Nothing in this paragraph affects the allowability of costs not expressly enumerated herein.

          Within sixty days of the Effective Date, the Debtors shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any Unallowable Costs included in the Postpetition Cost Reports and will request, and agree that the Postpetition Cost Reports, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. The Debtors agree that the United States will be entitled to recoup any overpayment as a result of the inclusion of such Unallowable Costs on the Postpetition Cost Reports. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves its rights to disagree with any of the Debtors' calculations submitted on the effect of inclusion of Unallowable Costs on the Postpetition Cost Reports.

          If and to the extent the Ventas Entities identify to the Vencor Entities any Ventas Unallowable Costs pursuant to Section 6.12(b)19 herein, the Vencor Entities shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any Ventas Unallowable Costs that were included in any Cost Reports (as defined in Section 6.12(b)19 herein) filed by Vencor Entities, and will request, and agree, that such Cost Reports, even if already settled, be adjusted to account for the effect of the inclusion of the Ventas Unallowable Costs. The Debtors agree that the United States will be entitled to recoup any overpayment as a result of the inclusion of such Ventas Unallowable Costs on such Cost Reports. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves its rights to disagree with any of the Debtors' calculations submitted on the effect of inclusion of Ventas Unallowable Costs on such Cost Reports.

          7. The Debtors shall cooperate fully and truthfully with the United States' investigation of individuals and entities not specifically released pursuant to this Section 6.12 for the Covered Conduct. Upon reasonable notice, the Debtors will make reasonable efforts to identify, facilitate access to, and encourage the cooperation of, their directors, officers, employees, and other witnesses for interviews and testimony, consistent with the rights and privileges of such individuals, and will make available to the United States, upon reasonable request, all nonprivileged documents and records in its possession, custody or control relating to the Covered Conduct.

          In the event the United States, or anyone acting pursuant to 31 U.S.C.
(S) 3730, institutes litigation with respect to Class 6 Claims against any current or former officer, director or employee of the Debtors, the Ventas Entities or Nondebtor Subsidiaries, and to the extent such current or former officer, director or employee asserts a claim for indemnification, contribution and/or other or similar relief from the Debtors, the Ventas Entities or Nondebtor Subsidiaries, the Debtors and the Nondebtor Subsidiaries agree that they will not formally admit or concede liability for such indemnification, contribution and/or other or similar relief without the prior written consent of the United States, and to the extent any current or former officer, director or employee of the Debtors, the Ventas Entities or the Nondebtor Subsidiaries is hereafter criminally convicted for any matter that relates to a Class 6 Claim, Debtors and the Nondebtor Subsidiaries will contest the assertion of such claim for indemnification, contribution and /or other or similar relief; provided, however, that the Debtors and the Nondebtor Subsidiaries waive any claim against the United States under 8 Del. Code (S) 145(c).

          Debtors and the Nondebtor Subsidiaries hereby covenant that on a going forward basis they will not voluntarily incur any additional duty or obligation of indemnification, contribution, and/or other or similar relief to any current or former officer, director or employee of the Debtors, the Ventas Entities or the Nondebtor Subsidiaries for any matter for which such officer, director or employee has been or is hereafter convicted criminally.

          Debtors and the Nondebtor Subsidiaries agree that they will use commercially reasonable efforts to continue and maintain all insurance covering directors, officers and employees taken out by them as of September 1, 2000, in similar coverage and the same face amounts as existed on that date and will not, without the prior consent of the United States and Ventas, which consent shall not be unreasonably withheld, decrease the face amount or materially decrease the coverage.

          The Reorganized Debtors shall provide the United States Government and Ventas with 30 days advance notice of the cancellation, expiration or termination (in whole or in part) of any such policy.

          8. Notwithstanding this or any other Section of the Plan, the Debtors shall remain obligated to the United States, and shall not be released from or receive a discharge for, any overpayment in Medicare cost report years within which the Petition Date falls in a pro rata amount equal to the amount of the overpayment attributable to the portion of the cost report year following the Petition Date (for purposes of calculating the pro rata amount attributable to the portion of the cost report year following the Petition Date, the total overpayment for that cost report year will be multiplied by a fraction, the numerator of which is the amount of days following the Petition Date in the cost report year, and the denominator of which is 365). The Debtors shall be entitled to seek reimbursement for the costs of preparing, submitting and processing their Medicare cost reports described in this section in accordance with applicable statutes and regulations.

          9. Notwithstanding this or any other Section of the Plan, the Debtors shall remain obligated to the United States, and shall not be released from or receive a discharge for, any overpayment in Medicare cost report years that commenced after the Petition Date. The Debtors shall be entitled to seek reimbursement for the costs of preparing, submitting and processing their Medicare cost reports for Medicare cost report years that commence on or after the Petition Date in accordance with applicable statutes and regulations.

          10. Notwithstanding this or any other Section of the Plan, the United States shall be entitled to reopen the Debtors' Medicare cost reports for years that are covered by this Government Settlement solely for the purpose of complying with any Act of Congress requiring the United States to rely upon settled cost reports for these years as a basis for adjusting federal payment rates to providers participating in Medicare; provided, however, that the United States shall not use such adjustments in order to seek any further payments from the Debtors for periods prior to the Petition Date, and the United States shall only use such adjustments to adjust payment rates to the Debtors in cost report periods after the Petition Date as part of adjustments in federal payment rates applicable to all similarly situated providers participating in Medicare.

          11. The Debtors release the United States as set forth in Section 6.12(c)3 below.

     (b). The Ventas Entities' Obligations Under the Government Settlement.

          12.  The Ventas Entities shall pay the United States
$103.6 million (to be allocated as follows: $83.6 million for the Covered Conduct and $20 million for nonfraud monetary Medicare program claims), payable as follows:

          (i)   a payment of $34 million in Cash on the Effective Date; and

          (ii) an additional payment in the principal amount of $69.6 million paid over a term of five (5) years, together with interest at the rate of 6% per annum beginning on the Effective Date, to be paid as follows: (x) a payment of accrued interest only on the outstanding principal balance on the last day of the calendar quarter in which the Effective Date occurs, and (y) twenty (20) consecutive level payments of principal and interest, payable quarterly, commencing on the last day of the first full calendar quarter occurring after the calendar quarter in which the Effective Date occurs. To illustrate the operation of the foregoing, if the Effective Date occurs on February 1, 2001, the payment schedule for Ventas would occur as set forth on Schedule D attached hereto.

          13. Payments pursuant to subsections 6.12(b)12(i) and (ii) shall be made to the United States Department of Justice via electronic transfer according to instructions given to the Ventas Entities by J. Christopher Kohn, Director, Commercial Litigation Branch, or his successor or designated representative.

          14. If an "Event of Default" under and as defined in the Amended Ventas Credit Agreement shall occur and be continuing and the administrative agent or the lenders thereunder declare, under and in accordance with Article 7 of the Amended Ventas Credit Agreement, that the principal of and the interest on the loans under the Amended Ventas Credit Agreement and the notes evidencing the loans thereunder and all other amounts payable under the Amended Ventas Credit Agreement to be forthwith due and payable (a "Declaration of Acceleration"), and such declaration has not subsequently been rescinded or revoked, then the

United States may, in its discretion, by written notice to the Ventas Entities, declare all unpaid principal and accrued and unpaid interest payable by the Ventas Entities under Section 6.12 (b) 12 (ii) of this Plan to be immediately due and payable, whereupon the same shall become and be forthwith due and payable. Ventas shall provide prompt written notice to J. Christopher Kohn, Director, Commercial Litigation Branch, or his successor or designated representative, upon Ventas' receipt of a Declaration of Acceleration under the Amended Ventas Credit Agreement.

          15. If the Ventas Entities shall fail to make any payment required to be paid by the Ventas Entities under Section 6.12(b)12 (ii) of this Plan as and when due and the Ventas Entities shall fail to make such payment within five (5) business days of receipt of written notice from the United States that such payment is delinquent, then the United States may, in its discretion, by written notice to the Ventas Entities, declare all unpaid principal and accrued and unpaid interest payable by the Ventas Entities under Section 6.12(b)12(ii) of this Plan to be immediately due and payable, whereupon the same shall become and be forthwith due and payable.

          16. The Ventas Entities hereby covenant and agree with the United States, that if, from and after the Effective Date either:

               (a) the loans under the Amended Ventas Credit Agreement (the "Ventas Senior Bank Debt") shall be amended and, as a result of such amendment,
(i) the final maturity date of the Ventas Senior Bank Debt shall be scheduled to occur prior to the final maturity date of the payments due under Section 6.12(b)12(ii), or (ii) less than $100 million of the outstanding principal under the Ventas Senior Bank Debt shall be scheduled to be paid after the final maturity date of the obligations due under Section 6.12(b)12(ii), or

               (b) the Ventas Senior Bank Debt shall be replaced in whole by new debt (the "Refinancing Debt"), and (i) the final maturity date of the Refinancing Debt shall be scheduled to occur prior to the final maturity date of the payments due under Section 6.12(b)12(ii), or (ii) less than $100 million of the outstanding principal of the Refinancing Debt shall be scheduled to be paid after the final maturity date of the obligations due under Section 6.12(b)12(ii), then in either case, the final maturity date of the obligations payable under
Section 6.12(b)12(ii) and the remaining payments thereunder shall be proportionately and equitably adjusted in time and amount so that the final maturity date and the scheduled principal payments of the Ventas Senior Bank Debt or the Refinancing Debt, as the case may be, and the remaining obligations under Section 6.12(b)12(ii) shall have the same proportionate relationship as before such amendment or replacement, and in any such event, at least $100 million of the outstanding principal balance of the Ventas Senior Bank Debt or the Refinancing Debt, as applicable, shall be scheduled to be paid after the due date of the final payment under Section 6.12(b)12(ii).

          17. If the Ventas Entities shall fail to make any payment required to be paid by the Ventas Entities under Section 6.12(b)12(ii) of this Plan as and when due, then, during the period commencing on the due date of the delinquent payment and continuing to and until such time as the delinquent payment shall be paid to the United States (such period being referred to as a "Delinquency Period"), Ventas, Inc. shall suspend the payment of dividends on account of shares of any class of stock of Ventas, Inc., provided that and notwithstanding the foregoing, during any Delinquency Period, Ventas, Inc. may declare and pay an amount equal to the Minimum REIT Dividend (as hereinafter defined) for the applicable taxable year (or the unpaid portion of the Minimum REIT Dividend for the applicable taxable year) as necessary for Ventas, Inc. to maintain, for that taxable year, its status as a real estate investment trust under the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. (S) 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto (collectively, the "Tax Code"). "Minimum REIT Dividend" as used herein shall mean, with respect to the 2000 taxable year of Ventas, Inc., an amount equal to the sum of 95% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(i) of the Tax Code) of the real estate investment trust taxable income of the Ventas Entities (adjusted as provided in Section 857(a)(1)(A)(i) of the Tax Code) for such year and 95% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(ii) of the Tax Code) of the excess of the net income from foreclosure property of the Ventas Entities for such year over the tax imposed on such income, minus any excess noncash income (as determined under Section 857(e) of the Tax Code) for such year and, with respect to any subsequent taxable year of Ventas, Inc. an amount equal to the sum of 90% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(i) of the Tax Code) of the real estate investment trust taxable income of the Ventas Entities (adjusted as provided in Section 857(a)(1)(A)(i) of the Tax Code) for such year and 90% (or, if different, the percentage then applicable under Section 857(a)(1)(A)(ii) of the Tax Code) of the excess of the net income from foreclosure property of the Ventas Entities for such year over the tax imposed on such income, minus any excess noncash income (as determined under Section 857(e) of the Tax Code) for such year.

          18. The Ventas Entities shall not be responsible in any manner for the payments owed by the Debtors under this Plan, and any failure of the Debtors to make such payments shall not affect the Ventas Entities' rights, duties, benefits, and obligations under this Plan.

          19. The Ventas Entities acknowledge and agree that all costs (as defined in the Federal Acquisition Regulations ("FAR") (S) 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ggg and 1396-1396v, and the regulations promulgated thereunder) incurred by or on behalf of the Debtors, the Ventas Entities or any other entity, their present or former officers, directors, employees, shareholders, and agents, in connection with: (i) the matters covered by the Government Settlement, including, but not limited to, the costs of negotiating the CIA and other aspects of the Government Settlement; (ii) the United States' audit(s) and any civil and criminal investigation(s) of the matters covered by the Government Settlement; (iii) the investigation, defense, and corrective actions undertaken in response to the United States' audit(s) and any civil and criminal investigation(s) in connection with the matters covered by this Government Settlement (including attorney's fees) by Debtors, Ventas Parties or any other entity; (iv) Vencor's obligations under the Corporate Integrity Agreement incorporated in the Plan to:
(a) perform Review and Monitoring Functions as described in Section III.D. of the CIA (except to the extent such Review Functions are performed by Vencor); and (b) prepare and submit reports to the OIG-HHS; and (v) the payments made pursuant to section 6.12 of the Plan, are unallowable costs on Government contracts and under Medicare, the Medicaid Program, the TRICARE Program, the VA and FEHBP (collectively, the "Ventas Unallowable Costs"). The Ventas Entities shall neither charge such costs, directly, or indirectly, to any contracts with the United States or any state Medicaid program, nor seek payment (directly or indirectly) for such Ventas Unallowable Costs through any cost report, cost statement, information statement or payment request that is submitted to the Medicare, Medicaid, TRICARE, VA, or FEHBP programs (collectively, the "Cost Reports"). Nothing in this paragraph affects the allowability of costs not expressly enumerated herein.

          Within sixty days of the Effective Date, the Ventas Entities shall a) identify to the Vencor Entities and HHS-OIG all Ventas Unallowable Costs charged to the Vencor Entities or previously sought from the United States or any State Medicaid Program; and b) to the extent the Ventas Entities have charged any Ventas Unallowable Costs directly to the United States (or any of its fiscal intermediaries, carriers, contractors, or fiscal agents) the Ventas Entities will pay to the United States, pursuant to the direction of the Department of Justice and/or the affected agencies, the amount of such Ventas Unallowable Costs. (The United States reserves its rights to disagree with any of the Ventas Entities' calculations submitted on the effect of any such charges of Ventas Unallowable Costs.)

          20. The Ventas Entities shall cooperate fully and truthfully with the United States' investigation of individuals and entities not specifically released pursuant to this Section 6.12 for the Covered Conduct. Upon reasonable notice, the Ventas Entities will make reasonable efforts to identify, facilitate access to, and encourage the cooperation of, their directors, officers, employees, and other witnesses for interviews and testimony, consistent with the rights and privileges of such individuals, and will make available to the United States, upon reasonable request, all nonprivileged documents and records in its possession, custody or control relating to the Covered Conduct.

          In the event the United States, or anyone acting pursuant to 31 U.S.C.
(S) 3730, institutes litigation with respect to Class 6 Claims against any current or former officer, director or employee of the Ventas Entities or Nondebtor Subsidiaries, and to the extent such current or former officer, director or employee asserts a claim for indemnification, contribution and/or other or similar relief from the Debtors, the Ventas Entities or Nondebtor Subsidiaries, the Ventas Entities agree that they will not formally admit or concede liability for such indemnification, contribution and/or other or similar relief without the prior written consent of the United States, and to the extent any current or former officer, director or employee of the Debtors, the Ventas Entities or the Nondebtor Subsidiaries is hereafter criminally convicted for any matter that relates to a Class 6 Claim, the Ventas Entities will contest the assertion of such claim for indemnification, contribution and/or other or similar relief; provided, however, that the Ventas Entities waive any claim against the United States under 8 Del. Code (S) 145(c).

          The Ventas Entities hereby covenant that on a going forward basis they will not voluntarily incur any additional duty or obligation of indemnification, contribution, and/or other or similar relief to any current or former officer, director or employee of the Debtors, the Ventas Entities or the Nondebtor Subsidiaries for any matter for which such officer, director or employee has been or is hereafter convicted criminally.

          The Ventas Entities agree that they will use commercially reasonable efforts to continue and maintain all insurance covering directors, officers and employees taken out by them as of September 1, 2000, in similar coverage and the same face amounts as existed on that date and will not, without the prior consent of the United States, which consent shall not be unreasonably withheld, decrease the face amount or materially decrease the coverage.

          The Ventas Entities shall provide the United States Government and the Reorganized Debtors with 30 days advance notice of the cancellation, expiration or termination (in whole or in part) of any such policy.

          21. The Ventas Entities release the United States as set forth in Section 6.12(c)4 below.

          Except for the obligations created under this subsection b, Sections 6.12(d), and the Ventas Entities' release of the United States under Section 6.12(c)4, the Ventas Entities shall have no obligations to the United States under any other Sections or subsections of the Plan.

     (c)  Releases Under the Government Settlement.

          1.   Release of United States Claims as to the Debtors.

          The United States (on behalf of itself, its officers, agents, agencies, and departments) releases the United States Claims against the Debtors.

          OIG-HHS releases and agrees to refrain from instituting, directing or maintaining any administrative claim or any action seeking exclusion from the Medicare, Medicaid or other federal health care programs (as defined in 42 U.S.C. (S) 1320a-7b(f)) against the Debtors under 42 U.S.C. (S) 1320a-7a (Civil Monetary Penalties Law), or 42 U.S.C. (S) 1320a-7(b) (permissive exclusion), for the Covered Conduct, except as reserved in this Section 6.12(c)1. The Debtors acknowledge and agree that OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude the Debtors from the Medicare, Medicaid or other Federal health care program under 42 U.S.C. Section 1320a-7(a) (mandatory exclusion) based on the Covered Conduct.

          The TRICARE Support Office (the "TSO") (formerly the Office of CHAMPUS), a field activity of the Office of the Secretary of Defense, the United States Department of Defense, releases and agrees to refrain from instituting, directing or maintaining any administrative claim or any action seeking exclusion from instituting, directing or maintaining any administrative claim or any action seeking exclusion from the TRICARE program against the Debtors under 32 C.F.R. (S) 199.9 for the Covered Conduct except as reserved in this Section 6.12(c)1. The Debtors acknowledge and agree that TSO expressly reserves all rights to comply with any statutory obligations to exclude the Debtors from the TRICARE program under 32 C.F.R. (S) 199.9(f)(1)(i)(A), (f)(1)(i)(B),
(f)(1)(i)(D), and (f)(1)(iii) based on the Covered Conduct.

          With respect to the first three pending Qui Tam Actions, as listed on
Exhibit 5 to the Plan, the United States agrees to move to dismiss with prejudice to the United States and the relators. With respect to all claims in their entirety against any or all of the Debtors and the Ventas Entities and current and former officers, directors and employees of the Debtors and Ventas Entities in each of the other pending Qui Tam Actions listed on Exhibit 5 to the Plan, the United States agrees: 1) to move to dismiss with prejudice as to the relators for all claims except claims under 31 U.S.C. (S) 3730(h); 2) to move to dismiss with prejudice to the United States for the Covered Conduct; and 3) to move to dismiss without prejudice to the United States for any claims other than for the Covered Conduct. Such motions shall be made within thirty (30) days of the Effective Date.

          The following are specifically excluded from the scope and terms of the release described in this Section 6.12(c)1:

          (i) Any civil, criminal or administrative claims arising under Title 26, U.S. Code (Internal Revenue Code);

          (ii)   Any criminal liability;

          (iii) Except as explicitly stated in this Section, any administrative liability, including mandatory exclusion from federal health care programs;

          (iv) Any claims based upon such obligations as are created by the Plan, the Corporate Integrity Agreement, and/or both;

          (v) Any express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services, provided by the Debtors except as expressly set forth in the Covered Conduct;

          (vi) Any claims for personal injury or property damage or for other consequential damages arising from the Covered Conduct except as expressly set forth in the Covered Conduct;

          (vii) Any claims based on a failure to deliver items or services due, except as expressly set forth in the Covered Conduct;

          (viii) Any claims against any individuals, including officers, directors and employees; and

          (ix) Any findings on a HCFA Form 2567, Statement of Deficiencies (or successor form).

          The foregoing exclusions are for the purposes of Section 6.12 only and shall not limit the provisions of Article 11 of the Plan.

          2.   Release of United States Claims as to the Ventas Entities.

          The United States (on behalf of itself, its officers, agents, agencies and departments) releases the United States Claims against the Ventas Entities.

          OIG-HHS releases and agrees to refrain from instituting, directing or maintaining any administrative claim or any action seeking exclusion from the Medicare, Medicaid or other federal health care programs (as defined in 42 U.S.C. (S) 1320a-7b(f)) against the Ventas Entities under 42 U.S.C. (S) 1320a-7a (Civil Monetary Penalties Law), or 42 U.S.C. (S) 1320a-7(b)

(permissive exclusion), for the Covered Conduct, except as reserved in this
Section 6.12(c)2. The Ventas Entities acknowledge and agree that OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude the Ventas Entities from the Medicare, Medicaid or other Federal health care program under 42 U.S.C. Section 1320a-7(a) (mandatory exclusion) based on the Covered Conduct.

          The TSO releases and agrees to refrain from instituting, directing or maintaining any administrative claim or any action seeking exclusion from instituting, directing or maintaining any administrative claim or any action seeking exclusion from the TRICARE program against the Ventas Entities under 32 C.F.R. (S) 199.9 for the Covered Conduct, except as reserved in this Section 6.12(c)2. The Ventas Entities acknowledge and agree that TSO expressly reserves all rights to comply with any statutory obligations to exclude the Debtors from the TRICARE program under 32 C.F.R. (S) 199.9(f)(1)(i)(A), (f)(1)(i)(B),
(f)(1)(i)(D), and (f)(1)(iii) based on the Covered Conduct.

          With respect to the first three pending Qui Tam Actions, as listed on
Exhibit 5 to the Plan, the United States agrees to move to dismiss with prejudice to the United States and the relators. With respect to all claims in their entirety against any or all of the Debtors and the Ventas Entities and current and former officers, directors and employees of the Debtors and Ventas Entities in each of the other pending Qui Tam Actions listed on Exhibit 5 to the Plan, the United States agrees: 1) to move to dismiss with prejudice as to the relators for all claims except claims under 31 U.S.C. (S) 3730(h); 2) to move to dismiss with prejudice to the United States for the Covered Conduct; and 3) to move to dismiss without prejudice to the United States for any claims other than for the Covered Conduct. Such motions shall be made within thirty (30) days of the Effective Date.

          The following are specifically excluded from the scope and terms of the release contained in this Section 6.12(c)2:

          (i) Any civil, criminal or administrative claims arising under Title 26, U.S. Code (Internal Revenue Code);

          (ii)  Any criminal liability;

          (iii) Except as explicitly stated in this Section, any administrative liability, including mandatory exclusion from federal health care programs;

          (iv) Any claims based upon such obligations as are created by the Plan;

          (v) Any express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services, provided by the Ventas Entities, except as expressly set forth in the Covered Conduct;

          (vi) Any claims for personal injury or property damage or for other consequential damages arising from the Covered Conduct, except as expressly set forth in the Covered Conduct;

          (vii) Any claims based on a failure to deliver items or services due, except as expressly set forth in the Covered Conduct;

          (viii) Any claims against any individuals, including officers, directors and employees; and

          (ix) Any findings on a HCFA Form 2567, Statement of Deficiencies (or successor form).

          The foregoing exclusions are for the purposes of Section 6.12 only and shall not limit the provisions of Article 11 of the Plan.

          3.     The Debtors' Release of the United States.

          (i). The Debtors release the United States of all claims or causes of action for services rendered or products supplied to beneficiaries under Medicare, up to and including the Petition Date; the Prospective Payment System inflation adjustments for the period July 1, 1998 through June 30, 1999; and claims or causes of action for services rendered or products supplied to beneficiaries under CHAMPUS, up to and including the Petition Date; provided, however, that, as of, and conditioned upon, the Effective Date, the United States shall remain obligated to the Debtors for any underpayment in Medicare cost report years ending after the Petition Date; provided further, however, that for any underpayment in Medicare cost report years within which the Petition Date falls, the United States is obligated only for the pro rata amount of the underpayment attributable to the portion of the cost report year following the Petition Date (for purposes of calculating the pro rata amount attributable to the portion of the cost report year following the Petition Date, the total underpayment for that cost report year will be multiplied by a fraction, the numerator of which is the amount of days following the Petition Date in the cost report year, and the denominator of which is 365). The release set forth in this paragraph is given in exchange for the release of the United States Claims other than for those claims brought pursuant to the False Claims Act, 31 U.S.C. (S)(S) 3729-3733, including any alternative remedies thereto.

          (ii) Debtors release the United States and each of their agencies, officers, agents, employees and contractors from all claims and causes of action (including attorneys fees, costs and expenses), adjustments, and set-offs of any kind for the United States Claims, including the investigation of the Covered Conduct, and the Government Settlement. The release set forth in this paragraph is given in exchange for the release of the United States Claims brought pursuant to the False Claims Act, 31 U.S.C. (S)(S) 3729-3733, including any alternative remedies thereto.

          (iii) The Debtors will not seek payment for any of the Medicare, Medicaid or CHAMPUS claims released by the Government Settlement from any Medicare, Medicaid or CHAMPUS beneficiaries or their parents or sponsors. The Debtors waive any causes of action against these beneficiaries or their parents or sponsors based on the claims released under the Government Settlement.

          (iv) Debtors waive and will not assert any defenses they may have to any criminal prosecution or administrative action relating to the United States Claims, to the extent such defenses are based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, the Government Settlement bars a remedy sought in such criminal prosecution or administrative action. Debtors agree that the Government Settlement is not punitive in purpose or effect. Nothing in this paragraph or any other provision of this Plan constitutes an agreement by the United States concerning the characterization of the Government Settlement for purposes of the Internal Revenue Laws, Title 26 of the United States Code.

          4.    The Ventas Entities' Release of the United States.

          (i) The Ventas Entities release the United States of all claims or causes of action for services rendered or products supplied to beneficiaries under Medicare up to and including the Petition Date; the Prospective Payment System inflation adjustments for the period July 1, 1998 through June 30, 1999; and all claims or causes of action for services rendered or products supplied to beneficiaries under CHAMPUS, up to and including the Petition Date. The release set forth in this paragraph is given in exchange for the release of the United States Claims other than for those claims brought pursuant to the False Claims Act, 31 U.S.C. (S)(S) 3729-3733, including any alternative remedies thereto.

          (ii) The Ventas Entities release the United States and each of their agencies, officers, agents, employees and contractors from all claims and causes of action (including attorneys fees, costs and expenses), adjustments, and set-offs of any kind for the United States Claims, including the investigation of the Covered Conduct, and the Government Settlement. The release set forth in this paragraph is given in exchange for the release of the United States Claims brought pursuant to the False Claims Act, 31 U.S.C. (S)(S) 3729-3733, including any alternative remedies thereto.

          (iii) The Ventas Entities will not seek payment for any of the Medicare, Medicaid or CHAMPUS claims released by the Government Settlement from any Medicare, Medicaid or CHAMPUS beneficiaries or their parents or sponsors. The Ventas Entities waive any causes of action against these beneficiaries or their parents or sponsors based on the claims released under the Government Settlement.

          (iv) The Ventas Entities waive and will not assert any defenses they may have to any criminal prosecution or administrative action relating to the United States Claims, to the extent such defenses are based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, the Government Settlement bars a remedy sought in such criminal prosecution or administrative action. The Ventas Entities agree that this settlement is not punitive in purpose or effect. Nothing in this paragraph or any other provision of this Plan constitutes an agreement by the United States concerning the characterization of the Government Settlement for purposes of the Internal Revenue Laws, Title 26 of the United States Code.

     (d)  Additional Terms of Government Settlement.

          22. The Government Settlement set forth in this Section 6.12 of the Plan is intended for the benefit of the Debtors, the Ventas Entities and the United States only, and by the settlement provided in this Section 6.12, the parties do not release any claims against any other person, except as expressly provided herein.

          23. By executing Schedule B to the Plan, the Debtors, the Ventas Entities and the United States acknowledge and agree to be bound by the terms of this Plan. In the event of a default under Section 6.12 by either the Debtors, the Ventas Entities or the United States, the sole remedy available to the other parties shall be enforcement of the defaulting party's obligations under the Plan. The Debtors and the Reorganized Debtors are not liable for the Ventas Entities' obligations under this Plan. The Ventas Entities are not liable for the Debtors' obligations under this Plan. The United States is not liable for the obligations of any other party to this Plan to any other Person, whether a party to this Plan or not.

          24. The Debtors, the Ventas Entities and the United States shall each bear their own legal and other expenses incurred in connection with the negotiation of the Government Settlement, and the payment by the Debtors and Ventas of the amounts set forth in Section 6.12(a)1 and Section 6.12(b)12, respectively, except that the reasonable legal fees, costs and expenses for the joint defense of the Debtors and the Ventas Entities relating to the matters covered by the Government Settlement are to be paid by the Debtors.

          25. Subject to its receipt of the payments required by this Section, the United States agrees to pay 15 percent of the proceeds paid by the Debtor and the Ventas Entities to resolve all claims for the Covered Conduct as to relators in the Qui Tam Actions, as listed on Exhibit 5 to the Plan, and in accordance with the allocations set forth in Schedule E attached hereto.

          26. Pursuant to Bankruptcy Rule 9019, and any applicable federal, nonbankruptcy and state law, including, but not limited to 31 U.S.C. (S) 3730(c)(2)(B), the Government Settlement as set forth in this Section 6.12, and each of the specific settlement amounts enumerated in Schedule E attached hereto, shall constitute a good faith compromise and full and final monetary settlement of the United States Claims, which compromise and settlement is in the best interests of creditors and the Debtors' estates and the Government Settlement and each enumerated settlement amount are fair, adequate and reasonable under all the circumstances. Confirmation of the Plan by the Bankruptcy Court shall constitute approval of the Government Settlement.

          27. The Debtors and the Ventas Entities agree to pay the attorney's fees and expenses of relators who filed Qui Tam Actions, as listed on Exhibit 5 to the Plan, in accordance with Schedule A attached hereto.

                                  ARTICLE VII
             PROVISIONS FOR TREATMENT OF DISPUTED, CONTINGENT AND
         UNLIQUIDATED CLAIMS AND ADMINISTRATIVE EXPENSES FOR DEEMED
                              ALLOWANCE OF CLAIMS

     7.01. Characterization of Disputed Claims. Pursuant to subsection 1111(a) of the Bankruptcy Code, a proof of Claim is deemed Filed under section 501 of the Bankruptcy Code if that Claim is included in the Schedules Filed under section 521 or 1106(a)(2) of the Bankruptcy Code and is deemed Filed in the amount listed on the Schedules, except if the Claim is scheduled as disputed, contingent, or unliquidated. Such a disputed, contingent, or unliquidated claim must be asserted by its holder, or an indenture trustee representing such holder, by the timely filing of a proof of claim. If a proof of claim is not filed in a timely manner, the Claim may be deemed to be barred or disallowed. Any Administrative Claim that is not timely filed in accordance with Section
2.02 of this Plan shall be barred.

     7.02. Resolution of Contested Claims and Interests. The Debtors and Reorganized Debtors shall have the right to object to and contest the allowance of any Claim or Interest filed or deemed filed against the Debtors, whether or not such Claim or Interest was scheduled as disputed, contingent or unliquidated, other than Claims allowed pursuant to Section 7.04 of the Plan. Any objections to Claims and Interests shall be Filed by the latest of (i) one hundred twenty (120) days after the Effective Date, (ii) thirty (30) days after a Proof of Claim or Proof of Interest is filed and properly served upon the Debtors, or (iii) such later date as may be fixed by the Court.

     7.03. Reserves and Distributions. The Debtors may fund the payment of disputed Claims in Class 3A and Class 3B, to the extent such Claims are Allowed Claims, through the Reorganized Debtors' cash flows and the Exit Facility; however if, and only if determined necessary by the Court with respect to any particular Claim, the Debtors shall reserve in a trust account for the benefit of holders of Allowed Class 3A and Allowed Class 3B Claims, Cash, securities or other property in an amount determined by the Court on account of disputed Claims in Class 3A and Class 3B, from which distributions shall be made in accordance with Section 6.01 of the Plan. Any amounts that remain in the trust account following the resolution and payment of all disputed Claims in Class 3A and Class 3B shall be paid to the Reorganized Debtors.

     7.04. Allowed Claims. The following Claims shall be deemed allowed for the purposes of their treatment under this Plan and conditioned upon the Effective Date occurring:

           (a) The Senior Debt Claims shall be allowed in the aggregate amount equal to $522 million in principal, plus accrued but unpaid interest, fees, costs and expenses to the Effective Date;

           (b) The Ventas Claim shall be deemed allowed and treated as provided in the Plan;

           (c) The Subordinated Noteholder Claims, shall be allowed as follows: the Claims on the 1998 Notes shall be allowed in the aggregate principal amount of $300 million plus accrued but unpaid interest to the Petition Date, and the Claims on the 1997 Notes shall be allowed in the aggregate principal amount of $2,391,000 plus accrued but unpaid interest to the Petition Date;

           (d) The United States Claims against the Debtors (other than the PIP Claim) shall be allowed in the aggregate amount of $25.9 million, consisting of $20.9 million to be paid to resolve the specified claims for the Covered Conduct and $5 million to be paid to resolve nonfraud monetary Medicare program claims;

           (e)  The PIP Claim shall be an Allowed Claim; and

           (f) The Corporate Indemnities and Indemnification Claims shall survive and be allowed as set forth in Section 12.01, as limited by Section 12.03 of the Plan, without any further necessary approval or action.

           To the extent this Plan is not confirmed or if the Effective Date does not occur, then the allowance of these Claims shall not occur under this Plan and such Claims shall remain subject to allowance and objection with all rights reserved to both the claimants and the Debtors.

                                 ARTICLE VIII
                          IMPLEMENTATION OF THE PLAN

     8.01. Deemed Consolidation of Debtors For Plan Purposes Only. Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of intercompany claims among the Debtors; (ii) no distributions shall be made under the Plan on account of Subsidiary Ownership Interests; (iii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (iv) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors shall be deemed Filed against the deemed consolidated Debtors, and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

     Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this
Section 8.01) affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) intercompany claims by and among the Debtors or Reorganized Debtors; (iii) Subsidiary Ownership Interests; (iv) pre and post Petition Date guarantees, liens and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (b) pursuant to the Plan, (c) in connection with the Amended Ventas Leases, or (d) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; and (v) distributions out of any insurance policies or proceeds of policies.

     8.02. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors. Each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company or general or limited partnership, as applicable, under the laws of their respective states of incorporation or organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law.

     The Reorganized Debtors shall be revested with their assets as provided in
Section 11.06 of the Plan.

     On or prior to the Effective Date, the Debtors intend to amend the SERP to eliminate certain change in control provisions and to terminate the SERP.

     8.03. Amended and Restated Certificate of Incorporation. On the Effective Date, Reorganized Vencor shall file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The Amended and Restated Certificate of Incorporation of Reorganized Vencor will, among other things, provide (to the extent necessary to effectuate the terms of the Plan) for (i) the authorization of 39,000,000 shares of the New Common Stock, 15,000,000 of which will be distributed to creditors, and which issuance is subject to dilution from the New Warrants, New Stock Option Plan and Restricted Share Plan, which also are being distributed under the Plan; (ii) the authorization of 1,000,000 shares of preferred stock; (iii) the prohibition of the issuance of non-voting equity securities; (iv) the elimination of staggered terms for directors and an initial board of seven members; (v) general indemnification of the officers and directors of Reorganized Vencor, and the ratification of the Corporate Indemnities as provided in Section 12.03 of the Plan; (vi) certain provisions relating to mandatory redemptions from Ventas and ownership limits relating to one shareholder of Ventas which are intended to minimize the likelihood of compromising Ventas's REIT status; and (vii) the change of Reorganized Vencor's corporate name. Confirmation of the Plan shall constitute an election by Vencor, Inc. not to be governed by Section 203 of the Delaware General Corporation Law.

     The Certificate of Incorporation of each of the Reorganized Debtors other than Reorganized Vencor shall be amended to prohibit the issuance of non-voting equity securities if necessary, such amendment to be substantially in the form of Exhibit 13 to the Plan Supplement.

     8.04. Amended and Restated By-laws. Reorganized Vencor shall adopt and effect the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws in accordance with Section 303 of the Delaware General Corporation Law.

     8.05. New Securities and Collateral Documents. On the Effective Date, in accordance with the provisions of Article VI of the Plan, the relevant Reorganized Debtors (i) shall issue the New Senior Secured Notes, the New Common Stock and the New Warrants, (ii) shall execute and deliver the New Collateral Documents, the New Senior Secured Credit Agreement, the New Warrant Agreement and the Registration Rights Agreement and (iii) shall enter into the Exit Facility.

     8.06. Cancellation of Securities and Agreements. Except as expressly provided in the Plan or in the Confirmation Order, on the Effective Date, the Debtors' Senior Credit Agreement, Subordinated Notes, 1997 Indenture, 1998 Indenture, Old Common Stock, Old Preferred Stock, Put Rights, stock options, stock-based compensation agreements and any and all documentation relating thereto shall be cancelled and all obligations of the Debtors under or in respect of any of the foregoing shall be terminated, in exchange for the receipt of Cash, if applicable, the New Senior Secured Notes, New Common Stock, the New Warrants, and other obligations under the Plan. All payments made or to be made by the Debtors and or pursuant to any charging lien under the 1997 Indenture and/or the 1998 Indenture for fees, costs and expenses in or in connection with the Bankruptcy Cases, or in connection with the Plan and incident to the Bankruptcy Cases shall be subject to approval of the Court as being reasonable following application and the opportunity for notice and a hearing. Pursuant to the foregoing, the 1997 Indenture Trustee and/or the 1998 Indenture Trustee shall file an application with the Court seeking the allowance and payment on account of its asserted Administrative Claim and its charging lien, if any, pursuant to Section 2.02(a) of the Plan. Upon payment in full of the reasonable fees and expenses of the Indenture Trustees upon approval of the Court and in accordance with the foregoing procedure, the charging liens of the Indenture Trustees on the distributions to the holders of the Subordinated Notes shall be released and extinguished.

     8.07. Management of the Reorganized Debtors. On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of their respective Boards of Directors or other internal governance as applicable with respect to limited liability companies or partnerships, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors. The Board of Directors of Reorganized Vencor shall be comprised of seven directors, consisting of the following nominees: (i) the current Chairman of the Board, Chief Executive Officer and President of Vencor, Inc., Edward Kuntz; (ii) four directors selected by a majority in amount of the holders of the Senior Debt Claims; and (iii) two directors selected by a majority in amount of the Subordinated Noteholder Claims. The identity of each of the nominees shall be announced prior to the hearing with respect to confirmation of the Plan. Certain of the holders constituting a majority of New Common Stock may agree in advance to vote in favor of the members of the Board of Directors in office on the Effective Date for a certain period of time, in which case such directors will remain in office beyond the annual meeting of shareholders. The Boards of Directors or other current internal governance, as applicable, of the other Reorganized Debtors shall remain the same. Such persons shall be deemed elected pursuant to the Confirmation Order, and such elections shall be effective on and after the Effective Date, without any requirement of further action by stockholders or other owners of the Reorganized Debtors.

     8.08. Officers. On the Effective Date, the existing officers of the Reorganized Debtors shall remain as officers and shall continue to serve until such time as they may resign, be removed or be replaced by the Boards of Directors of the Reorganized Debtors.

     8.09. Saturday, Sunday or Legal Holiday. If any payment or act under the Plan (other than under the Plan Documents) is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding business day, but shall be deemed to have been completed as of the required date.

     8.10. Other Documents and Actions. The Debtors and the Reorganized Debtors may execute such documents and take such other actions as is necessary to effectuate the transactions provided in the Plan.

     8.11. Corporate Actions. The issuance of the New Senior Secured Notes pursuant to the New Senior Secured Credit Agreement, the New Common Stock, the New Warrants, the performance under the New Stock Option Plan, Restricted Share Plan, the Long-Term Incentive Plan, the Amended Ventas Leases and all other Plan Documents, the adoption of the Amended and Restated Certificate of Incorporation and By-laws by Reorganized Vencor and other Reorganized Debtors, as necessary, the selection of certain directors and officers of the Reorganized Debtors, the execution and delivery of any documents to be executed and delivered under the Plan, and other matters under the Plan involving the corporate structure of Vencor, Inc. or corporate action by Vencor, Inc. and the other Debtors shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by stockholders or directors of the Debtors as Reorganized Debtors pursuant to and in accordance with Section 303 of the Delaware General Corporation Law and any analogous and applicable provisions in other states' laws. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk of the Court, the filing by Vencor, Inc. or Reorganized Vencor of the Amended and Restated Certificate of Incorporation shall be authorized and approved in all respects, to be operative on the Effective Date. On the Effective Date, or as soon thereafter as is practicable, pursuant to applicable state law, Reorganized Vencor shall file with the applicable state governmental agencies or offices its Amended and Restated Certificate of Incorporation and By-laws.

     8.12. Registration Rights. On the Effective Date, Reorganized Vencor shall execute and deliver the Registration Rights Agreement, which will, among other things, provide that (i) Reorganized Vencor shall file a shelf registration statement with respect to the New Common Stock and New Warrants as soon as practicable after the Effective Date but in no event no later than 120 days after the Effective Date and (ii) Reorganized Vencor will use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement continuously effective for a period of two years with respect to such securities (subject to commercially reasonable exceptions). Holders of 10% or more (or 9.99% or more in the case of Ventas Realty, Limited Partnership, or its designee, if any, to which New Common Stock is issued under Section 5.04(ii) of the Plan) of the New Common Stock (either initially or upon exercise of New Warrants) and the New Warrants (on a fully converted basis) will be entitled to participate in the Registration Rights Agreement by executing and delivering the same no later than thirty (30) days after the Effective Date.

     8.13. Listing of the New Common Stock and New Warrants. Reorganized Vencor shall use commercially reasonable efforts necessary to facilitate a public market for the New Common Stock and New Warrants of the Reorganized Vencor including, but not limited to, (i) issuing appropriate releases of information and otherwise complying with the requirements of paragraph (c) of Rule 144 under the Securities Act of 1933; and (ii) using its commercially reasonable efforts to obtain the listing of the New Common Stock and New Warrants on a national securities exchange or NASDAQ.

     8.14. Fractional Shares - Distribution of New Common Stock and New Warrants. Notwithstanding any other provision of the Plan (except for and subject to the Ventas REIT Limitation in Section 5.04(ii) herein), only whole numbers of New Warrants and shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of New Warrants or shares of New Common Stock that is not a whole number, the actual distribution of such New Warrants and shares of such stock will be rounded to the next lower whole number. The total number of New Warrants and shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided in this Section, and any New Warrants and shares of New Common Stock that are not distributed as a result of such rounding shall be released to the Reorganized Debtors. No consideration will be provided in lieu of fractional New Warrants or shares of New Common Stock that are rounded down.

     8.15. Claims of Subordination.

           (a) To the fullest extent permitted by applicable law, all Claims against and Interests in the Debtors, and all rights and claims between or among creditors or holders of Interests relating in any manner whatsoever to Claims against or Interests in the Debtors, based on any subordination rights, either contractual, legal or equitable, shall be terminated on the Effective Date and discharged in the manner provided in this Plan, and all such Claims, Interests and rights so based and all such subordination rights to which any Entity may be entitled shall be irrevocably waived by the acceptance by such Entity of this Plan or of any distribution pursuant to this Plan. Except as otherwise provided in this Plan and to the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Interests hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim or Interest by reason of any subordination rights, either contractual, legal or equitable, so that, notwithstanding any such subordination rights, each holder of a Claim or Interest shall have and receive the benefit of the rights and distributions set forth in this Plan.

           (b) Pursuant to Bankruptcy Rule 9019, and any applicable state law, and as consideration for the treatment and other benefits provided under this Plan, the provisions of this Section 8.15 shall constitute a good faith compromise and settlement of any causes of action relating to the Plan or the treatment of Classes of Claims and Interests under this Plan which causes of action might be available to any holder of a Claim or Interest against or involving another holder of a Claim or Interest solely in its capacity as such. Such compromise and settlement is in the best interests of creditors and holders of Interests and is fair, equitable and reasonable. The settlement set forth in
Section 8.15(a) shall be approved by the Court as a settlement of all such causes of action. The Court's approval of the settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith and reasonable settlement pursuant to any applicable state law, including, without limitation, the laws of the states of Kentucky, New York, and Delaware, given and made after due notice and opportunity for hearing, shall bar any cause of action relating to the Plan or the treatment of Classes of Claims and Interests under, the Plan and which could be brought by any holder of a Claim or Interest against another holder of a Claim or Interest solely in its capacity as such, provided however, the foregoing shall not impair any party's rights, benefits or obligations under the Plan or Plan Documents.

     8.16. Settlements Under Bankruptcy Rule 9019. The Plan incorporates a series of proposed compromises and settlements under Bankruptcy Rule 9019 of certain issues which were disputed by the Debtors, the Ventas Entities, the United States, the Creditors Committee, the holders of the Senior Debt Claims, the holders of the Subordinated Notes, the holders of the Put Rights and others, including without limitation, the treatment of the Ventas Claims and the Class 6 Claims and the provisions of the Government Settlement set forth in Section 6.12 of the Plan, and the treatment of all other Classes of Claims and Interests under the Plan. Upon the Effective Date, each of such settlements shall be binding upon the Debtors, all holders of Claims and/or Interests and all Persons receiving any payment or other distributions under the Plan.

                                 ARTICLE IX
                      ACCEPTANCE OR REJECTION OF THE PLAN

     9.01. Presumed Acceptance of Plan. Classes 1 and 2 are Unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code.

     9.02. Deemed Non-Acceptance of Plan. Classes 7B, 10, 11A, 11B, 12A and 12B have been deemed to have rejected the Plan. The Debtors are seeking permission from the Court not to solicit Classes 7B, 10, 11A, 11B, 12A and 12B given that the Debtors intend to treat these classes of Claims and Interests under section 1129(b) of the Bankruptcy Code.

     9.03. Voting Classes. Each holder of an Allowed Claim or an Allowed Interest in Classes 3A, 3B, 4, 5, 6, 7A and 8 shall be entitled to vote to accept or reject the Plan.

     9.04. Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than those designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and
(ii) the holders (other than those designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than those designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

     9.05. Non-Consensual Confirmation. In light of the fact that Classes 7B, 10, 11A, 11B, 12A and 12B are deemed to have rejected the Plan and in the event that any other Impaired Class of Claims or Interests does not accept the Plan in accordance with section 1126 of the Bankruptcy Code, the Debtors hereby request that the Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. Subject to section 1127 of the Bankruptcy Code, the Debtors reserve the right to modify the Plan to the extent that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE X
                              CONDITIONS PRECEDENT

     10.01. Conditions to Confirmation. The following are each conditions to entry of the Confirmation Order:

          (a) The Confirmation Order must include provisions:

          (i) authorizing Reorganized Vencor to adopt and file the Amended and Restated Certificate of Incorporation and By-laws and authorizing the other Reorganized Debtors to adopt and file amended and restated certificates of incorporation and By-laws if necessary or appropriate;

          (ii) authorizing the issuance of the New Common Stock, New Warrants, New Stock Options and New Common Stock issued under the Restricted Share Plan and authorizing the implementation of the Long-Term Incentive Plan;

          (iii) authorizing the Debtors' and Reorganized Debtors' assumption of the Five Ventas Leases, and the simultaneous amendment and restatement of the Five Ventas Leases in accordance with the terms of the Amended Ventas Leases as of the Effective Date by execution of the Amended Ventas Leases, without further cure or adequate assurance of future performance by the Debtors being required for purposes of satisfying section 365 of the Bankruptcy Code other than as provided for in the Amended Ventas Leases;

          (iv) authorizing the execution and delivery of the New Senior Secured Credit Agreement, the New Senior Secured Notes and the New Collateral Documents;

          (v) authorizing all of the other transactions contemplated by the Plan and the Plan Documents in order to effectuate the Plan;

          (vi) exempting the New Warrants, the New Common Stock, New Stock Options and New Common Stock issued under the Restricted Share Plan from registration under the Securities Act and state or local laws, pursuant to section 1145 of the Bankruptcy Code;

          (vii) making the provisions of the Confirmation Order non-severable and mutually dependent;

          (viii) approving the Government Settlement and the allowance and treatment of the Class 6 Claims and the Debtors' payment of such Claims, as set forth in Sections 5.05 and 6.12 of the Plan, as a settlement under Rule 9019 of the Bankruptcy Rules, conditioned upon confirmation of the Plan and the Effective Date occurring, and approving the Corporate Integrity Agreement;

          (ix) approving all settlements other than the Government Settlement set forth in this Plan under Rule 9019 of the Bankruptcy Rules; and

          (x) approving and incorporating by reference the discharge, release and injunctive provisions of Sections 11.01 through 11.03 of the Plan.

          (b) The Debtors must have legally binding and enforceable commitments for the Exit Facility on or before the Confirmation Date.

     10.02. Conditions to the Effective Date. The following are each conditions to the Effective Date:

            (a) The Confirmation Order shall contain the provisions set forth in, and shall be a Final Order in accordance with, Section 10.01 of the Plan (unless waived in accordance with the provisions of Section 10.03 of the Plan).

            (b) To the extent that it has not terminated prior thereto, the DIP Credit Agreement shall have been terminated, and all amounts, if any, payable thereunder shall have been paid to the DIP Agent.

            (c) Execution and the delivery of the Plan Documents to be entered into as of the Effective Date (or as to the New Common Stock and New Warrants, issuance and delivery as provided in the Plan).

            (d) No event of default exists under the Ventas Leases, Exit Facility or New Senior Secured Notes that (i) has not been waived by all parties to such agreements and (ii) would result in the existence of a default under one or more of such agreements on the Effective Date that, based on the Debtors' knowledge as of the Effective Date, the Reorganized Debtors will not be able to cure pursuant to the terms of the relevant agreement.

            (e) The Ventas Rent Stipulation has not terminated prior to the Effective Date and the Tax Stipulation has not been terminated by the Debtors prior to the Effective Date

            (f) The Debtors shall not have renewed or extended after December 10, 2000 any lease with a third party as to which a Ventas Entity may have liability thereunder because it, an affiliate or a predecessor was the tenant prior to the assignment of the lease to the Debtors unless the Debtors first have obtained a release of the Ventas Entities from such liability.

     10.03. Waiver of Conditions. Subject to Section 14.12 of the Plan, the Debtors may waive any condition set forth in this Article X at any time, without leave of or notice to the Court, and without any formal action other than proceeding to consummate the Plan.

                                  ARTICLE XI
                          EFFECT OF PLAN CONFIRMATION

     11.01. Discharge and Release. Except as otherwise expressly provided in the Plan or Confirmation Order, as of the Effective Date, the Debtor Parties (but as to any Debtor Representative only with respect to claims arising from such Person's relationship with the Debtors which qualifies such Person as a Representative) shall be discharged and released forthwith from, and the Confirmation Order shall operate as an injunction against the commencement or continuation of any action, the employment of process, or any act to collect, recover or offset, any Claim (including any claim for contribution or indemnity relating thereto) and any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code) and any Interest (or Claims or debt related thereto) from or against the Debtor Parties or the Reorganized

Debtors, including but not limited to claims set forth in and arising from or relating to the proofs of claim that were filed by the United States, the Class 6 Claims (including third party claims under 31 U.S.C. (S) 3730(b) or (d)), the holders of the Senior Debt Claims, the Ventas Entities, holders of the Subordinated Noteholder Claims and the holders of the Claims in Classes 3A and 3B, and including, without limitation, with respect to the Debtors and Reorganized Debtors to the extent provided for or authorized by sections 524 and 1141 thereof, and the Debtor Parties' and the Reorganized Debtors' liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or arising from any agreement of the Debtors entered into or obligation of any kind of the Debtors or their predecessors in interest incurred before the Confirmation Date, or from any conduct of the Debtor Parties occurring prior to the Confirmation Date or that otherwise arose before the Confirmation Date (including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the date of commencement of the applicable Reorganization Cases), and the Debtors Parties and the Reorganized Debtors shall be discharged from any such liability that is of a kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Bankruptcy Code, such Claim is allowed under section 502 of the Bankruptcy Code, or the holder of such Claim has accepted the Plan, and all of such Claims that are pre-petition derivative Claims shall be released; provided however that the foregoing shall not release and discharge the Debtor Parties from their obligations under the Plan or the Plan Documents; provided further, that nothing in this Section shall affect, limit, or enlarge the discharge provided the Debtors under section 1141 of the Bankruptcy Code and provided further that nothing herein shall affect, limit or enlarge the discharge of the Debtor Parties other than the Debtors with respect to Classes 11A, 11B, 12A and 12B; provided further, that with respect to claims of the United States, the foregoing release and discharge of Representatives applies only to Class 6 Claims, and the release and discharge of the United States of the Representatives shall only include those monetary claims, demands, debts, rights, causes of action and liabilities against a Representative who is a current or former officer, director or employee of either a Debtor or a Nondebtor Subsidiary and is entitled to indemnification, contribution and/or other or similar relief from a Debtor, a Ventas Entity and/or Nondebtor Subsidiary with respect thereto (the "Vencor Indemnified Representative"), and only to the extent that such claims exceed the lesser of (i) an amount equal to $13 million minus all other Class 6 Claims in the aggregate against any or all of the Vencor Indemnified Representatives and the Ventas Indemnified Representatives that are satisfied from any available insurance proceeds after the Effective Date, and (ii) any insurance proceeds actually available to satisfy such claims; and provided that the Debtors' liability, if any, for any Class 6 Claim against a Debtor that (i) arises from the Debtor's relationship with a Nondebtor Subsidiary and (ii) would have been discharged or released herein if the Nondebtor Subsidiary obtained the same discharges and releases provided herein for the Debtor, shall in no event exceed the value of the Debtor's investment in such Nondebtor Subsidiary as of the Confirmation Date (including all contingent assets and all contingent claims), and only to the extent the United States is unable to recover the full amount of its judgment from the Nondebtor Subsidiary or any other party responsible to pay for such judgment.

         11.02(a) Releases of the Debtors. Except as otherwise provided expressly in the Plan or the Confirmation Order, as of the Effective Date, in consideration for, or as part of, the treatment accorded to the holders of Claims and Interests under the Plan, each holder of such Claims or Interests against or in the Debtors shall be deemed to have forever released, waived and discharged the Debtors from any and all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan or the Plan Documents), whether existing in law or in equity, whether based on tort, fraud, contract or otherwise liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Confirmation Date, or which otherwise arose prior to the Confirmation Date, in accordance with the terms of the Plan; provided, however, that this section 11.02(a) shall not apply to the United States.

     11.02(b) Release of the Ventas Entities. In consideration for the respective Ventas Entities entering into the Amended Ventas Leases, entering into the agreements set forth in section 6.12 of the Plan and agreeing to the treatment set forth in the Plan, all of which are integral to the effectuation of this Plan and the consummation of the transactions contemplated hereby (including, without limitation, the funding of distributions to holders of Allowed Claims and the Debtors' performance under the contracts and leases assumed pursuant to this Plan), all of the following waivers, releases and related relief shall be provided by and binding on the Nondebtor Subsidiaries (other than Cornerstone Insurance Company), the Debtors, the Estates and the Reorganized Debtors and the holders of Claims in Classes 3A, 3B, 4, 7A and 8 of the Plan on their own behalf, as well as on behalf of all Entities authorized to bring suits in their name or on their behalf and all Entities they can legally bind to the Plan and Class 6 (including third party claims under 31 U.S.C. (S) 3730(b) or (d)):

     Except as otherwise expressly provided in the Confirmation Order, as of the Effective Date, the Ventas Parties (but as to any Ventas Representative only with respect to claims arising from such Person's relationship with the Ventas Entities which qualifies such Person as a Representative) shall be discharged and released forthwith from, and the Confirmation Order shall operate as an injunction against the commencement or continuation of any action, the employment of process, or any act to collect, recover or offset, any claim (as defined in section 101(5) of the Bankruptcy Code) (including any claim for contribution or indemnity relating thereto) and any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code) against a Ventas Party as if such Ventas Party was a corporate debtor under a confirmed plan of reorganization under chapter 11 of the United States Code which plan provides for and effectuates a discharge to the full extent permitted by the Bankruptcy Code (including but not limited to any claim, demand, debt, right, cause of action or liability arising under sections 542, 543, 544, 547, 548, 549 or 550 of the Bankruptcy Code or any other applicable law providing for an avoidance or a recovery on account of or due to a preferential payment, fraudulent conveyance or fraudulent transfer, and any claims set forth in or arising from or relating to the proofs of claim that were filed by or claims otherwise held by or that could have been asserted by the holders of the Class 6 Claims with respect to the Class 6 Claims, the holders of the Senior Debt Claims (or anyone on their behalf), the Ventas Entities (or anyone on their behalf), holders of the Subordinated Noteholder Claims (or anyone on their behalf) and the holders of the Claims in Classes 3A and 3B (or anyone on their behalf)) and each Ventas Party's liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or arising from any agreement of a Ventas Party entered into or obligation of any kind of a Ventas Party or its predecessors in interest incurred before the Confirmation Date, or from any conduct of a Ventas Party occurring prior to the Confirmation Date or that otherwise arose before the Confirmation Date (including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the date of commencement of the applicable Reorganization Cases); provided, however, that the foregoing shall not release and discharge a Ventas Party from its obligations under the Plan or the Plan Documents; and provided further that notwithstanding anything to the contrary in the foregoing, nothing herein shall apply to, affect or release direct claims held by creditors of the Debtors (other than a holder of a Class 6 Claim with respect to the Class 6 Claim) against the Ventas Parties that are unrelated to the "spin-off" of the Debtors from Ventas effectuated pursuant to the Agreement and Plan of Reorganization by and between Vencor, Inc. (now known as Ventas, Inc.) and Vencor Healthcare, Inc. (now known as Vencor, Inc.) dated April 30, 1998 and each of the documents, agreements and transactions entered into in connection therewith and unrelated to the Debtors (including, without limitation, their current or former operations or Ventas's or its predecessor's operations prior to the "spin-off") and that were not and could not have been asserted against the Debtors in the Reorganization Cases including but not limited to claims arising under the Amended Ventas Credit Agreement, and all agreements executed and delivered by the Ventas Entities in connection therewith, each as may be amended from time to time; and provided further that with respect to claims of the United States, the foregoing release and discharge applies only to Class 6 Claims, and the release and discharge by the United States of the Representatives shall only include those monetary claims, demands, debts, rights, causes of action and liabilities against a Representative who is a current or former officer, director or employee of a Ventas Entity and is entitled to indemnification, contribution and/or other or similar relief from a Debtor and/or a Ventas Entity and/or a Nondebtor Subsidiary with respect thereto (the "Ventas Indemnified Representative"), and only to the extent that such claims exceed the lesser of (i) an amount equal to $13 million minus all other Class 6 Claims in the aggregate against any or all of the Vencor Indemnified Representatives and the Ventas Indemnified Representatives that are satisfied from any available insurance proceeds after the Effective Date, and (ii) any insurance proceeds actually available to satisfy such claims; and provided further that nothing in Article XI shall release or discharge any indemnification claims of any current or former director, officer, or employee of any of the Ventas Entities against any of the Ventas Entities; and provided further that the Ventas Entities' liability, if any, for any Class 6 Claim against any of the Ventas Entities that (i) arises from the Ventas Entity's relationship with a Nondebtor Subsidiary and (ii) would have been discharged or released herein if the Nondebtor Subsidiary obtained the same discharges and releases provided herein for the Debtor, shall in no event exceed the value of the Debtor's investment in such Nondebtor Subsidiary as of the Confirmation Date (including all contingent assets and all contingent claims), and only to the extent the United States is unable to recover the full amount of its judgment from the Nondebtor Subsidiary or any other party responsible to pay for such judgment.

     11.03. Releases between the Debtors, Ventas, Holders of the Senior Debt and the Subordinated Noteholders. Except as otherwise provided in the Plan or the Confirmation Order and without limiting Sections 11.01, 11.02(a) or 11.02(b), on the Effective Date, in consideration for, or as part of, the treatment accorded to each of the Ventas Entities, each holder of a Senior Debt Claim and each Subordinated Noteholder under the Plan, Vencor, Inc., Vencor

Operating, the other Debtors, the Nondebtor Subsidiaries (with respect to releases by or against the Ventas Entities, not including Cornerstone Insurance Company), the Ventas Entities, each holder of a Senior Debt Claim and each of the Subordinated Noteholders (each of the foregoing, solely in their capacities as such) (collectively, the "Releasors"), shall be deemed to have forever released, waived and discharged each other and each other's (and solely with respect to the Debtors, their own) respective officers, directors, employees, members, principals, attorneys, advisors, agents, professionals, representatives, benefit plan administrators or trustees (each of the foregoing solely in their capacity as such), from any and all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce each of the parties' respective obligations under the Plan or the Plan Documents), whether existing in law or in equity, whether based on tort, fraud, contract or otherwise liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date, or which otherwise arose prior to the Effective Date (except for claims arising under the Plan or any Plan Document) and are related to the "spin-off," as defined below, of the Debtors from Ventas effectuated pursuant to the Agreement and Plan of Reorganization dated April 13, 1998, provided, however, that the foregoing shall not apply to or affect (i) direct claims between the parties that are unrelated to the "spin-off" of the Debtors from Ventas effectuated pursuant to the Agreement and Plan of Reorganization by and between Vencor, Inc. (now known as Ventas, Inc.) and Vencor Healthcare, Inc. (now known as Vencor, Inc.) dated April 30, 1998 and
(ii) each of the documents, agreements and transactions entered into in connection with the Amended Ventas Credit Agreement and all agreements executed and delivered by the Ventas Entities in connection with the Amended Ventas Credit Agreement, each as may be amended from time to time; and provided further that nothing herein shall release or discharge any indemnification claims of any current or former director, officer, or employee of any of the Ventas Entities against any of the Ventas Entities.

     11.04. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to section 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

     11.05. Exculpation. None of the Debtors, the Reorganized Debtors, the Ventas Entities, any of their respective Representatives, benefit plan administrators or trustees, and their principals, advisors, professionals and agents, nor the Creditors' Committee, and its members, advisors, attorneys, professionals and agents, nor the holders of Senior Debt Claims, any of their officers, directors, employees, agents, legal or financial advisors, nor the Subordinated Noteholders, any of their officers, directors, employees, agents, legal or financial advisors (each of the foregoing solely in their capacity as such) shall have or incur any liability to any holder of a Claim or Interest for any good faith act or good faith omission in connection with the Debtors' restructuring, the Plan, or the Reorganization Cases, including all decisions, actions, inactions and alleged negligence or misconduct relating thereto, all prepetition activities leading to the promulgation and confirmation of the Plan, and administration of the Plan or the property to be distributed under the Plan; provided, however, such exculpation shall not relate to post Confirmation Date conduct deemed to be willful misconduct or gross negligence and shall not limit the claims and rights, if any, of the United States.

     11.06. Revesting. Except as otherwise expressly provided in the Plan, the New Collateral Documents, the New Senior Secured Credit Agreement, the New Senior Secured Notes, the Exit Facility, the Amended Ventas Leases or any other Plan Document, or any documents or instruments executed in accordance therewith, on the Effective Date, the Debtors and Reorganized Debtors will be vested with all of the property of their respective Estates free and clear of all Claims, Interests, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate their businesses free of any restrictions imposed by the Bankruptcy Code or by the Court, including, without limitation, performing any contracts or leases entered into or assumed by any of the Debtors after the Petition Date. The Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and thereafter, subject to the terms of the Plan, the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code or the Court.

     11.07. Retention of Causes of Action/Reservation of Rights.

            (a) Except for the Claims allowed pursuant to Section 7.04 and except as provided by Sections 11.02, 11.03 and 11.05 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors, the debtors in possession or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives, (ii) the avoidance of any transfer by or obligation of the Debtors, or (iii) the turnover of any property of the Estates, all of which are expressly reserved by the Plan, or (iv) derivative actions currently pending on behalf of the Debtors which shall be dismissed by the Reorganized Debtors immediately following the Effective Date.

            (b) Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Reorganization Cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

     11.08. Post Consummation Effect of Evidences of Claims or Interests. Unless expressly provided to the contrary in the Plan, outstanding notes, stock certificates and other evidences of Claims against or Interests in the Debtors in Classes 3A, 3B, 4, 6, 7A, 7B, 8, 10, 11A, 11B, 12A and 12B shall, effective upon, and subject to fulfillment of all conditions to, the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any.

                                 ARTICLE XII.
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     12.01. Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, and to the extent permitted by applicable law, all executory contracts, including without limitation the Employee Contracts, the Deferred Compensation Plan, the SERP and the unexpired leases of the Debtors, other than those set forth on Exhibit 8 to the Plan Supplement or as otherwise provided under Article V of the Plan, shall be assumed in accordance with the provisions of section 365 and 1123 of the Bankruptcy Code (but in the case of contracts evidencing Corporate Indemnities, such assumption shall be subject to the provisions of Section 12.03 of the Plan), unless such executory contracts or unexpired leases set forth on Exhibit 8 to the Plan Supplement are rejected by the Debtors' motion prior to the Confirmation Date or in connection with the confirmation hearing. Notwithstanding the foregoing, the Employee Contracts shall be assumed as amended (including the cancellation of any Put Rights in such contracts), and the Put Rights shall be rejected.

     Upon the assumption of the SERP and the Deferred Compensation Plan, all payments owed under each of the agreements shall be made in accordance with the terms of the agreement. Under the terms of each plan, emergence from bankruptcy would not constitute a change in control (as defined in each plan).

     Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of business pursuant to their terms.

     12.02. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Any Claims arising out of the rejection of contracts or leases must be Filed with the Court within the earlier of the time set by any Final Order rejecting an executory contract or unexpired lease or thirty (30) days after the Effective Date. Any Claims not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their estates and their property. Unless otherwise ordered by the Court or provided in this Plan, all such Claims for which proofs of Claim are required to be filed will be treated as Class 3A or 3B Claims.

     12.03. Survival of the Debtors' Corporate Indemnities. Except as provided in this Section, the Corporate Indemnities shall not be discharged or impaired by Confirmation of this Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors and the Reorganized Debtors pursuant to the Plan, and shall continue as obligations of the Reorganized Debtors, provided that the Debtors' or Reorganized Debtors' obligations on such Corporate Indemnities shall be limited as follows:

            (i) such claims of officers, directors, agents and employees who were employed by the Debtors or serving as directors as of the Petition Date shall be fully assumed; and

            (ii) the claims of agents and employees who were no longer employed by the Debtors as of the Petition Date shall be fully assumed, other than such agents and employees who were officers and directors of the Debtors before the Petition Date.

     Except as set forth above, all other Corporate Indemnities shall be rejected, unless otherwise provided for by order of the Court.

                                 ARTICLE XIII
                           RETENTION OF JURISDICTION

     13.01. Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Court shall retain original jurisdiction to (i) determine any disputed Claims, (ii) determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of professionals and other parties entitled thereto, (iii) resolve controversies and disputes regarding interpretation and implementation of the Plan, (iv) enter orders in aid of the Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect the Debtors and the Reorganized Debtors in accordance with sections 524 and 1141 of the Bankruptcy Code and the terms and conditions of the Confirmation Order, (v) modify the Plan pursuant to Section 14.02 of the Plan, (vi) determine any and all applications, adversary proceedings and contested or litigated matters pending on the Effective Date, (vii) allow, disallow, estimate, liquidate or determine any Claim or Interest (subject to the provisions contained in 28 U.S.C. 157(b)(2)(B) and (b)(5) regarding personal injury tort and wrongful death claims) and to enter or enforce any order requiring the filing of any such Claim before a particular date, (viii) determine any and all pending applications for the rejection of executory contracts or unexpired leases, or for the assignment of assumed executory contracts and unexpired leases, and to hear and determine, and if need be, liquidate, any and all Claims arising from any such rejection, assumption and/or assignment, (ix) determine any actions or controversies arising under or in connection with the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement created in connection with the Plan, except for any actions or controversies arising under or in connection with the Exit Facility, (x) enter and implement orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, (xi) enter a final decree closing the Reorganization Cases, (xii) determine any actions or controversies related to or asserted against the Exchange Agent, (xiii) enforce the exculpation provided for in Section 11.05 of the Plan, and (xiv) enforce the provisions of the Government Settlement provided for in Section 6.12 of the Plan; provided, however, that the Court shall not have jurisdiction over OIG-HHS's exercise of any breach and default remedies under the Corporate Integrity Agreement. Such jurisdiction of the Court shall be exclusive to the Court prior to the entry of an order closing the Reorganization Cases and shall be non-exclusive thereafter. Notwithstanding the foregoing, on and after the Effective Date, the jurisdiction and applicable law provisions, if any, of the New Senior Secured Notes, the New Collateral Documents, the Five Ventas Leases, the Amended Ventas Leases and any other assumed agreements between any of the Reorganized Debtors and any of the Ventas Entities shall govern disputes arising under such agreements.

     13.02. Failure of Court to Exercise Jurisdiction. If the Court abstains from exercising or declines to exercise jurisdiction, or determines that it is otherwise without jurisdiction over any matter or proceeding arising out of, related to or otherwise connected with the Reorganization Cases, including the matters set forth in this Article XIII, this Article shall not prohibit, limit or otherwise affect the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter or proceeding.

                                  ARTICLE XIV
                           MISCELLANEOUS PROVISIONS

     14.01. Retiree Benefits and Executive Compensation. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code and applicable nonbankruptcy law, the Reorganized Debtors shall continue to be obligated to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, and shall continue to pay such retiree benefits as they become due at the level established at any time prior to confirmation of the Plan pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, for the duration of the period each of the Debtors has obligated itself to provide such benefits; provided, however, that nothing herein shall extend or otherwise modify the duration of such period or prohibit the Debtors' or the Reorganized Debtors' ability to modify the duration of such period or otherwise modify the terms and conditions of the retiree benefits as otherwise permitted by such plans and otherwise applicable nonbankruptcy law.

     As of the Effective Date, the Debtors intend to (i) adopt the Long-Term Incentive Plan, which shall be retroactive to January 1, 2000, the New Stock Option Plan, and the Restricted Share Plan; and (ii) pay the Retention Bonuses and the Performance Bonuses.

     14.02. Modification of Plan. Subject to Section 14.12 of the Plan, the Debtors reserve the sole right, in accordance with the Bankruptcy Code and Bankruptcy Rules, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, subject to
Section 14.12 of the Plan, the Reorganized Debtors may, upon order of the Court, alter, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     14.03. Withdrawal of Plan. The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw the Plan provided however that the Debtors shall provide Ventas, Bank Agent, the DOJ and the Creditors' Committee three (3) Business Days notice of such withdrawal, or such other notice as the Court may direct. If the Debtors revoke or withdraw the Plan under this Section, or if entry of the Confirmation Order or the occurrence of the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors, or (ii) prejudice in any manner the rights of the Debtors or any other party in interest in any further proceedings involving the Debtors, or (iii) constitute an admission against interest by the Debtors or any other party in interest.

     14.04. Dissolution of Creditors' Committee. The Creditors' Committee shall be dissolved on the Effective Date without need for a further Order of the Court.

     14.05. Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     14.06. Successors and Assigns. The rights, benefits and obligation of any Persons or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person or Entity.

     14.07. Payment of Statutory Fees. All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

     Unless relieved of any of these obligations by further Order of the Court, the Reorganized Debtors shall be responsible for the timely payment of fees incurred pursuant to 28 U.S.C. (S) 1930(a)(6), and after confirmation, the Reorganized Debtors shall file with the Court and serve on the United States Trustee a quarterly disbursement report for each quarter, or portion thereof, until a Final Decree has been entered, or the case dismissed or converted to another chapter, in a format prescribed by and provided to the Reorganized Debtors by the United States Trustee.

     14.08. Notices. Any notice, request or demand given or made under this Plan or under the Bankruptcy Code or the Bankruptcy Rules shall be in writing and shall be hand delivered or sent by a reputable overnight courier service, and shall be deemed given when actually received at the following addresses whether hand delivered or sent by overnight courier service:

            Vencor, Inc.
            680 South Fourth Street
            Louisville, KY 40202
            Attn: M. Suzanne Riedman, General Counsel

with a copy to:

            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, New York 10006
            Attn: Thomas J. Moloney, Esq.
                  Lindsee P. Granfield, Esq.

Notwithstanding anything to the contrary provided herein, all notices concerning this Plan (excluding notice requirements under the Plan Documents) shall be served upon the Persons and entities prescribed and in the manner prescribed under the Bankruptcy Code and the Bankruptcy Rules.

     14.09. Severability of Plan Provisions. If prior to confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court shall have the power, solely upon the request of the Debtors and subject to Section 14.12 of the Plan, to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a final judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     14.10. Exhibits. Exhibits to the Plan or Disclosure Statement that are not attached to the Plan or Disclosure Statement shall be included in the Plan Supplement filed with the Court, which will contain the draft form of the Plan Documents to be entered into as of the Effective Date, other than the New Senior Secured Credit Agreement (for which a term sheet will be Filed), the New Collateral Document and the Exit Facility.

     14.11. No Admissions. If the Confirmation and Effective Dates do not occur, nothing contained in the Plan or Disclosure Statement shall be deemed as an admission or release by the Debtors or any other Person or Entity with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of the classification of any Claim.

     14.12. Consent Rights Once the Court has entered an Order approving the adequacy of the Disclosure Statement under Bankruptcy Rule 3017 and the Debtors have filed a Plan and Disclosure Statement in accordance with such Order, the consent of Ventas, the Bank Agent, the Creditors' Committee and the DOJ shall be required for (i) any modification or alteration of a Plan Document to which the entity is a party or any modification or alteration of a Plan Document or such Plan that either directly affects the treatment or releases provided to or given by such party under the Plan or any Plan Document or otherwise materially improves the economic rights or distributions under the Plan or any Plan Document of some other party; or (ii) any waiver by the Debtors of a condition to the entry of the Confirmation Order or the occurrence of the Effective Date which directly affects the treatment or releases provided to or given by such party or otherwise materially affects such Party's rights or distributions under the Plan or the Plan Documents. On or prior to the Voting Expiration Date, Ventas, the Bank Agent, the Creditors' Committee and the DOJ shall each have the right to approve the form of the Plan, Plan Documents and the Confirmation Order (a vote to accept the Plan, including with respect to the Bank Agent a vote in favor of the Plan by Class 4 and with respect to the Creditors' Committee a vote in favor of the Plan by Classes 3B and 7A shall be deemed approval of the Plan). Without limiting the foregoing consent rights and/or such party's rights under section 1127 of the Bankruptcy Code, after the respective voting deadline, the consent of these entities shall be required to the extent that (i) any amendment or modification is made to the Plan or Plan Documents that directly affects the treatment or releases provided to or given by such party under the Plan, the Plan Document or the Confirmation Order (including its or any party's economic recovery, distribution or consideration) or any amendment or modification is made to a Plan Document to which the entity is a party, (ii) any other material modification or alteration is made to the Plan, a Plan Document or the Confirmation Order, or (iii) to the extent of any substantial deviation of a final Plan Document from the terms of an approved term sheet (e.g., any deviation that directly affects the treatment or releases provided to or given by such party under the Plan, a Plan Document or Confirmation Order (including its or any party's economic recovery, distribution or consideration)) or (iv) with respect to any new agreement, including without limitation, an Exit Facility or any modification or alteration of any of the previously enumerated documents, that is inconsistent with, or prohibits performance of, the Plan or some other Plan Document.

                                  ARTICLE XV

                             CONFIRMATION REQUEST

     The Debtors request confirmation of the Plan under section 1129(a) or 1129(b) of the Bankruptcy Code, as applicable.

Dated:  December 14, 2000

                            Advanced Infusion Systems, Inc.
                            American X-Rays, Inc.
                            C.P.C. of Louisiana, Inc.
                            Community Behavioral Health System, Inc.
                            Community Psychiatric Centers of Arkansas, Inc. Community Psychiatric Centers of California Community Psychiatric Centers of Florida, Inc. Community Psychiatric Centers of Idaho, Inc. Community Psychiatric Centers of Indiana, Inc. Community Psychiatric Centers of Kansas, Inc. Community Psychiatric Centers of Mississippi, Inc. Community Psychiatric Centers of Missouri, Inc. Community Psychiatric Centers of North Carolina,
                             Inc.
                            Community Psychiatric Centers of Oklahoma, Inc. Community Psychiatric Centers of Utah, Inc. Community Psychiatric Centers Properties
                             Incorporated
                            Community Psychiatric Centers Properties of
                             Oklahoma, Inc.
                            Community Psychiatric Centers Properties of Texas,
                             Inc.
                            Community Psychiatric Centers Properties of Utah,
                             Inc.
                            Courtland Gardens Health Center, Inc.
                            CPC Investment Corp.
                            CPC Managed Care Health Services, Inc.
                            CPC of Georgia, Inc.
                            CPC Properties of Arkansas, Inc.
                            CPC Properties of Illinois, Inc.
                            CPC Properties of Indiana, Inc.
                            CPC Properties of Kansas, Inc.
                            CPC Properties of Louisiana, Inc.
                            CPC Properties of Mississippi, Inc.
                            CPC Properties of Missouri, Inc.
                            CPC Properties of North Carolina, Inc.
                            First Rehab, Inc.
                            Florida Hospital Properties, Inc.

                            Health Care Holdings, Inc.
                            Health Care Technology, Inc.
                            Helian ASC of Northridge, Inc.
                            Helian Health Group, Inc.
                            Helian Recovery Corporation
                            Homestead Health Center, Inc.
                            Horizon Healthcare Services, Inc.
                            Interamericana Health Care Group
                            J.B. Thomas Hospital, Inc.
                            Lafayette Health Care Center, Inc.
                            MedEquities, Inc.
                            Medisave of Tennessee, Inc.
                            Medisave Pharmacies, Inc.
                            Old Orchard Hospital, Inc.
                            Palo Alto Surgecenter Corporation
                            Peachtree-Parkwood Hospital, Inc.
                            PersonaCare, Inc.
                            PersonaCare Living Center of Clearwater, Inc. PersonaCare of Bradenton, Inc.
                            PersonaCare of Clearwater, Inc.
                            PersonaCare of Connecticut, Inc.
                            PersonaCare of Georgia, Inc.
                            PersonaCare of Huntsville, Inc.
                            PersonaCare of Little Rock, Inc.
                            PersonaCare of Ohio, Inc.
                            PersonaCare of Owensboro, Inc.
                            PersonaCare of Pennsylvania, Inc.
                            PersonaCare of Pompano East, Inc.
                            PersonaCare of Pompano West, Inc.
                            PersonaCare of Reading, Inc.
                            PersonaCare of San Antonio, Inc.
                            PersonaCare of San Pedro, Inc.
                            PersonaCare of Shreveport, Inc.
                            PersonaCare of St. Petersburg, Inc.
                            PersonaCare of Warner Robbins, Inc.
                            PersonaCare of Wisconsin, Inc.
                            PersonaCare Properties, Inc.
                            ProData Systems, Inc.
                            Recovery Inns of America, Inc.
                            Respiratory Care Services, Inc.
                            Stamford Health Facilities, Inc.
                            THC-Chicago, Inc.
                            THC-Hollywood, Inc.
                            THC-Houston, Inc.
                            THC-Minneapolis, Inc.
                            THC-North Shore, Inc.

                            THC-Orange County, Inc.
                            THC-San Diego, Inc.
                            THC-Seattle, Inc.
                            TheraTx Healthcare Management, Inc.
                            TheraTx Health Services, Inc.
                            TheraTx Management Services, Inc.
                            TheraTx Medical Supplies, Inc.
                            TheraTx Rehabilitation Services, Inc.
                            TheraTx Staffing, Inc.
                            Transitional Hospitals Corporation, A Delaware
                             Corporation
                            Transitional Hospitals Corporation, A Nevada
                             Corporation
                            Transitional Hospitals Corporation of Indiana, Inc. Transitional Hospitals Corporation of Louisiana,
                             Inc.
                            Transitional Hospitals Corporation of Michigan, Inc. Transitional Hospitals Corporation of Nevada, Inc. Transitional Hospitals Corporation of New Mexico,
                             Inc.
                            Transitional Hospitals Corporation of Tampa, Inc. Transitional Hospitals Corporation of Texas, Inc. Transitional Hospitals Corporation of Wisconsin,
                             Inc.
                            Tucker Nursing Center, Inc.
                            Tunstall Enterprises, Inc.
                            VC-OIA, Inc.
                            VC-TOHC, Inc.
                            VC-WM, Inc.
                            Vencare, Inc.
                            Vencare Rehab Services, Inc.
                            Vencor Facility Services, Inc.
                            Vencor Holdings, L.L.C.
                            Vencor Home Care Services, Inc.
                            Vencor Hospice, Inc.
                            Vencor Hospitals East, L.L.C.
                            Vencor Hospitals West, L.L.C.
                            Vencor, Inc.
                            Vencor Insurance Holdings, Inc.
                            Vencor Investment Company
                            Vencor Nevada, L.L.C.
                            Vencor Nursing Centers East, L.L.C.
                            Vencor Nursing Centers Central L.L.C.
                            Vencor Nursing Centers North, L.L.C.
                            Vencor Nursing Centers South, L.L.C.

                         Vencor Nursing Centers West, L.L.C.
                         Vencor Operating, Inc.
                         Vencor Pediatric Care, Inc.
                         Vencor Provider Network, Inc.
                         Ventech Systems, Inc.

                         BY:  Vencor Operating, Inc., as agent and attorney-
                                  in-fact for each of the foregoing entities

                              By:    /s/ Richard A. Schweinhart
                              -------------------------------------------------
                              Name: Richard A. Schweinhart
                              Title: Senior V.P. and Chief Financial Officer

                         Stamford Health Associates, L.P.

                         BY:    Stamford Health Facilities, Inc., Its
                                 General Partner

                                 By:    /s/ Richard A. Schweinhart
                                 ----------------------------------------------
                                 Name: Richard A. Schweinhart
                                 Title: Senior V.P. and Chief Financial Officer

                         Vencor Home Care and Hospice Indiana Partnership

                         BY:    Vencor Home Care Services, Inc., Its
                                 General Partner

                                By:      /s/ Richard A. Schweinhart
                                -----------------------------------------------
                                Name: Richard A. Schweinhart
                                Title: Senior V.P. and Chief Financial Officer

                         BY:    Vencor Hospice, Inc., Its General Partner

                                By:      /s/ Richard A. Schweinhart
                                -----------------------------------------------
                                Name: Richard A. Schweinhart
                                Title: Senior V.P. and Chief Financial Officer

                            Vencor Hospitals Limited Partnership

                            BY:    Vencor Operating, Inc., Its General Partner

                                   By:  /s/ Richard A. Schweinhart
                                   --------------------------------------------
                                   Name: Richard A. Schweinhart
                                   Title: Senior V.P. and Chief Financial
                                          Officer

                            BY:    Vencor Nursing Centers Limited Partnership,
                                     Its General Partner

                                   BY:  Vencor Operating, Inc., Its General
                                         Partner

                                     By: /s/ Richard A. Schweinhart
                                     -----------------------------------------
                                     Name: Richard A. Schweinhart
                                     Title: Senior V.P. and Chief Financial
                                            Officer

                            Vencor Nursing Centers Central Limited Partnership

                            BY:    Vencor Operating, Inc., Its General Partner

                                   By: /s/ Richard A. Schweinhart
                                   --------------------------------------------
                                   Name: Richard A. Schweinhart
                                   Title: Senior V.P. and Chief Financial
                                            Officer

                            BY:    Vencor Nursing Centers Limited Partnership,
                                    Its General Partner

                                   BY: Vencor Operating, Inc., Its General
                                       Partner

                                     By:  /s/ Richard A. Schweinhart
                                     ------------------------------------------
                                     Name: Richard A. Schweinhart
                                     Title: Senior V.P. and Chief Financial
                                            Officer

                            Vencor Nursing Centers Limited Partnership

                            BY:    Vencor Operating, Inc., Its General Partner

                                     By:  /s/ Richard A. Schweinhart
                                     -------------------------------------------
                                     Name: Richard A. Schweinhart
                                     Title: Senior V.P. and Chief Financial
                                            Officer

                            BY:  Vencor Hospitals Limited Partnership, Its
                                  General Partner

                                 BY: Vencor Operating, Inc., Its General
                                     Partner

                                   By:  /s/ Richard A. Schweinhart
                                   --------------------------------------------
                                   Name: Richard A. Schweinhart
                                   Title: Senior V.P. and Chief Financial
                                          Officer

Prepared by:

William H. Sudell, Jr., Esq.
Eric D. Schwartz, Esq.
Morris, Nichols, Arsht & Tunnell
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
(302) 658-9200

Thomas J. Moloney, Esq.
Lindsee P. Granfield, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York  10006
(212) 225-2000

Counsel for Debtors and Debtors in Possession